Exhibit 10.55

OFFICE LEASE

101 LARKSPUR LANDING CIRCLE

This Lease is made by the Landlord and Tenant named below, who agree as follows:

PART I
SUMMARY

1.	Date of Lease: September 28, 2016.

2.	Landlord: SAVOY CORPORATION, a California corporation.

3.	Tenant: SYSOREX USA, a Virginia corporation.

4.	Premises and Building:

(a) Building (section 1.1): 101 Larkspur Landing Circle, Larkspur, California

(b) Number of Rentable Square Feet in Building (section 1.1): 34,982.

(c) Premises (section 1.1): Approximately 6,211 Rentable Square Feet of space and approximately 5,606 Usable Square Feet of space located on the ground floor of the Building, as set forth in Exhibit A, known as Suite 120.

5.	Lease Term:

(a) Duration (section 2.1): Five (5) years and three (3) months.

(b) Lease Commencement Date (section 2.1): December 1, 2016.

(c) Lease Expiration Date (section 2.1): February 28, 2022.

6.	Base Rent (section 3.1):

Period	Monthly Base Rent

December 1, 2016 through February 28, 2017	Free Rent
March 1, 2017 through November 31, 2017	$23,912.35
December 1, 2017 through November 30, 2018	$24,719.78
December 1, 2018 through November 30, 2019	$25,589.32
December 1, 2019 through November 30, 2020	$26,520.97
December I, 2020 through February 28, 2022	$27,452.62

Larkspur Lease — Sysorex

2016-09-27

7.	Additional Rent (Article 4):

(a) Base Year (subsection 4.2.1): The calendar year of 2017.

(b) Tenant’s Share of Direct Expenses (subsection 4.2.6): Seventeen and 75/100 percent (17.75%).

8.	Security Deposit (section 5.1): $27,452.62.

9.	Permitted Use (section 6.1): General office use.

10.	Addresses for notices:

(a) Landlord’s address (subsection 30.11.3): Savoy Corporation, 2720 Taylor Street, Suite 400, San Francisco, California, 94133 (fax number: 415-353.0241).

(b) Tenant’s address (subsection 30.11.3)

(1) Before Lease Commencement Date: Sysorex, 17 E. Sir Francis Drake Blvd, Suite # 110, Larkspur CA 94939 (fax number_ (650) 276-7185), Attention: Chief Financial Officer.

(2) After Lease Commencement Date: 101 Larkspur Landing Circle, Suite 120, Larkspur, CA 94925 (fax number: (650) 276-7185), Attention: Chief Financial Officer.

(3) At all times, copies of any notices to Tenant shall be given to Tenant concurrently at (a) 6345 Balboa Blvd, Suite # 247, Encino, CA 91316 (fax number (650) 276-7185), Attention: Chief Financial Officer and (b) 2479 E. Bayshore Rd, Suite 195, Palo Alto , CA 94303 (fax number; _____________ ), Attention: Legal Department.

11.	Brokers (section 29.23):

(a) Landlord’s Broker: Keegan & Coppin Company, Inc.

(b) Tenant’s Broker: CBRE and Keegan & Coppin Company, Inc.

This Lease is on all of the terms and conditions of the Lease Provisions attached hereto as Part II. Each reference in the Lease Provisions to any provision in this Summary of Basic Lease Information (“Summary”) shall be construed to incorporate all the terms provided under that provision of the Summary. In the event of any conflict between a provision in this Summary and a provision in the balance of the Lease, this Summary shall control.

(remainder of page left intentionally blank)

Larkspur Lease — Sysorex

2016-09-27

2

Executed as of the date stated in section 1 of this Summary.

LANDLORD:

SAVOY CORPORATION

By:	/s/ Judson La Haye
Judson La Haye
Its:	COO

TENANT

SYSOREX USA

By:	/s/ Kevin Harris
Kevin Harris
Its:	CFO

(remainder of page left intentionally blank)

Larkspur Lease — Sysorex

2016-09-27

3

PART II

LEASE PROVISIONS

Article I

REAL PROPERTY, BUILDING, AND PREMISES

1.1. Lease of Premises. Landlord leases to Tenant, and Tenant leases from Landlord, the premises described in Summary section 4(c) (“Premises”), which are located in the building described in Summary section 4(a) (“Building”), reserving to Landlord the rights described in Lease section 1.4. The outline of the Premises is set forth in Exhibit A. The Rentable Area and Usable Area of the Premises and the Rentable Area of the Building are set forth in Summary sections 4(b) and 4(c). The Building, the areas servicing the Building (including any adjacent parking area), and the land on which the Building and those areas are located (as shown on the site plan attached to this Lease as Exhibit B) are sometimes collectively referred to as the “Real Property.” Tenant acknowledges that Landlord has made no representation or warranty regarding the condition of the Real Property except as specifically stated in this Lease.

1.2. Appurtenant Rights. Tenant is granted the right at all times during the Lease Term to the nonexclusive use of the main lobby of the Building, common corridors and hallways, stairwells, elevators, restrooms, parking areas, walkways, driveways and other public or common areas located on the Real Property. Landlord, however, has the sole discretion to determine the manner in which those public and common areas are maintained and operated, and the use of those areas shall be subject to the Rules and Regulations, as defined in section 6.2; provided, however, that Tenant’s quiet enjoyment, possession and use of the Premises shall at all times be maintained and preserved and that such public and common areas shall be maintained and operated in such a manner so as not to materially adversely affect Tenant’s business at the Premises or Tenant’s use thereof.

1.3. Parking. The appurtenant rights include the nonexclusive use of Landlord’s parking area for parking by Tenant’s employees and business invitees and guests, all of which shall be at no additional cost or charge to Tenant or such employees, invitees or guests. Tenant’s continued right to use the parking area is conditioned on Tenant abiding by all non-discriminatory rules and regulations prescribed from time to time for the orderly operation and use of the parking area. Tenant shall use all reasonable efforts to ensure that Tenant’s employees and business invitees and guests also comply with stet’ rules and regulations. Landlord specifically reserves the right to change the location, size, configuration, design, layout and all other aspects of the parking area and Landlord may close off or restrict access to the parking area from time to time to facilitate construction, alteration or improvements without incurring any liability to Tenant and without any abatement of Rent under this Lease; provided, however, that Tenant’s quiet enjoyment, possession and use of the Premises shall at all times be maintained and preserved and that such parking areas shall be maintained and operated in such a manner so as not to materially adversely affect Tenant’s business at the Premises or Tenant’s use thereof.

1.4. Landlord’s Reservation of Rights. Landlord reserves the right to all of the Building except for the space within the Premises and the other rights reserved to Tenant herein.

1.5. Preparation of Premises: Acceptance. Except as otherwise provided in a Leasehold Improvement Agreement and also with respect to , Landlord’s Work as set forth therein, attached hereto as Exhibit C, or otherwise set forth herein, Tempt agrees to accept the Premises in its as-is condition and agrees that Landlord, except for said Landlord’s Work, as will have no obligation to prepare the Premises for Tenant’s occupancy. If this Lease conflicts with the Leasehold Improvement Agreement, the Leasehold Improvement Agreement shall prevail.

1.6. Rentable Area and Usable Area. The terms “Rentable Square Feet” and “Useable Square Feet” in the Summary and elsewhere are reasonable approximations and are based on Landlord’s calculations as applied throughout the Building. The parties mutually agree to accept those calculations and further agree that the Rent, Tenant’s Share and other calculations shall not be subject to adjustment during the Lease Term notwithstanding any remeasurements.

Article 2
LEASE TERM

2.1. Lease Term. The provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (“Lease Term”) shall be the period stated in Summary section 5(a). The Lease Term shall commence on the date (“Lease Commencement Date”) stated in Summary section 5(b) and shall expire on the date (“Lease Expiration Date”) stated in Summary section 5(c) unless this Lease is sooner terminated as provided in this Lease.

2.2. Confirmation of Lease Information. At any time during the Lease Term, Landlord may deliver to Tenant a notice setting forth the Lease Term, which Tenant shall execute and return to Landlord within five (5) days after receipt.

2.3. Delay in Delivery of Premises. If Landlord is unable to deliver possession of the Premises to Tenant on or before the projected Lease Commencement Date, Landlord shall not be subject to any liability for its failure to do so. This failure shall not affect the validity of this Lease or the obligations of Tenant under it, but the Lease Term shall commence on the date on which Landlord delivers possession of tie Premises to Tenant. Notwithstanding the foregoing to the contrary, in the event that Landlord does not deliver possession of the Premises to Tenant on or before January 1, 2017, then Tenant shall receive one free day of Base Rent for each day after January I, 2017 until Landlord delivers possession of he Premises to Tenant Landlord and Tenant agree to execute an amendment to this Lease setting forth the actual Lease Commencment Date, free rent period and Lease Termination Date.

Larkspur Lease — Sysorex

2016-09-27

4

Article 3
BASE RENT

3.1. Definition of “Base Rent”. Tenant shall pay to Landlord base rent (“Base Rent”) in equal monthly installments as set forth in Summary section 6 in advance on or before the first day of every calendar month during the Lease Term, without any setoff or deduction except as otherwise set forth herein. Payment shall be made at the management office of the Building or at any other place that Landlord may from time to time designate in writing. Payment must be in United States dollars, either in the form of a check or via electronically transmitted funds. If any payment made by check is not paid by the bank or other institution on which it is drawn, Landlord shall have the right, exercised by notice to Tenant, to require that Tenant make all future payments by certified funds or cashier’s check.

3.2. Initial Payment: Proration. The Base Rent for the first full calendar month of the Lease Term shall be paid when Tenant executes this Lease. If any payment date (including the Lease Commencement Date) for “Rent,“as defined in section 4.1, falls on a day other than the first day of that calendar month, or if any Rent payment is for a period shorter than one calendar month, the Rent for that fractional calendar month shall accrue on a daily basis for each day of that fractional month at a daily rate equal to 1/365 of the total annual Rent. All other payments or adjustments that are required to be made under the terms of this Lease and that require proration on a time basis shall be prorated on the same basis.

3.3. [Deleted]

3.4. Application of Payments. All payments received by Landlord from Temnt shall be applied to the oldest payment obligation owed by Tenant to Landlord. No designation by Tenant, either in a separate writing or on a check or money order, shall modify thisclause or have any force or effect.

Article 4

ADDITIONAL RENT

4.1. Additional Rent; Rent. In addition to paying the Base Rent specified in Article 3, Tenant shall pay as additional rent Tenant’s Share of the annual Direct Expenses (as defined in subsections 4.2.2 and 4.2.6) that are in excess of the amount of Direct Expenses applicable to the Base Year (as defined in subsection 4.2.1). That additional rent, together with other amounts of any kind (other than Base Rent) payable by Tenant to Landlord under the terms of this Lease, shall be collectively referred to in this Lease as “Additional Rent.” Base Rent and Additional Rent are collectively referred to in this Lease as “Rent” All amounts due under this Article 4 as Additional Rent are payable for the same periods and in the same manner, time, and place as the Base Rent Without limitation on other obligations of Tenant that survive the expiration of the Lease Term, Tenant’s obligations to pay the Additional Rent provided for in this Article 5 survive the expiration of the Lease Term.

4.2. Definitions. The following definitions apply in this Article 4:

4.2.1. Base Year. “Base Year” means the period stated in Summary section 7(a).

4.2.2. Direct Expenses. “Direct Expenses” mean Operating Expenses plus Tax Expenses.

4.2.3. Expense Year. “Expense Year” means each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.4. Operating Expenses. “Operating Expenses” means all expenses, costs, and amounts of every kind that Landlord pays or incurs during any Expense Year because of or in connection with the ownership, operation, management, maintenance, repair, replacement, or restoration of the Real Property.

4.2.4.1. Examples of Operating Expenses. The definition of “Operating Expenses” includes any amounts paid or incurred for. (a) The cost of supplying any utilities; (b) The cost of operating, managing, maintaining, and repairing the following systems: utility, mechanical, sanitary, storm drainage, escalator, and elevator; (c) The cost of supplies and tools and of equipment, maintenance, and service contracts in connection with those systems; (d) The cost of licenses, certificates, permits, and inspections; (e) The cost of contesting the validity or applicability of any government enactments that may affect the Operating Expenses; (f) The costs incurred in connection with the implementation and operation of a transportation system management program or similar program; (g) The cost of insurance carried by Landlord, in amounts reasonably determined by Landlord; (h) Fees, charges, and other costs including management fees (or an amount not to exceed a management fee otherwise payable to a third-party manager), consulting fees, legal fees, and accounting fees of all persons engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the operation, management, maintenance, and repair of the Real Property; (i) The cost of parking area maintenance, repair, and restoration, including resurfacing, repainting, restriping, and cleaning; (j) Wages, salaries, and other compensation and benefits of all persons engaged in the operation, maintenance, or security of the Building plus employer’s Social Security taxes, unemployment taxes, insurance, and any other taxes imposed on Landlord that may be levied on those wages, salaries, and other compensation and benefits (if any of Landlord’s employees provide services for more than one building of Landlord, only the prorated portion of those employees’ wages, salaries, other compensation and benefits, and taxes reflecting the percentage of their working time devoted to the Real Property shall be included in Operating Expenses); (k) Payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument relating to the sharing of costs by the Building; (1) Amortization (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America, NT&SA (or other major bank or financial institution selected by Landlord) as is prime rate plus two (2) percentage points per annum) of the cost of acquiring or renting personal property used in the maintenance, repair, and operation of the Building and Real Property; and (m) The cost of capital improvements or other cost incurred in connection with the Real Property that (1) are intended as a laborsaving device or to effect other econanies in the maintenance or operation of all or part of the Real Property or (2) are required under any government law or regulation but that were not required in connection with the Real Property when permits for he construction of the Building were obtained. All permitted capital expenditures shall be amortized (including interest on the unamortized cost) over their useful life, as reasonably determined by Landlord.

Larkspur Lease — Sysorex

2016-09-27

5

4.2.4.2. Adjustment of Operating Expenses. Operating Expenses shall be adjusted as follows:

4.2.4.2.1. Gross-Up Adiustment When Building Is Less Than Fully Occupied. If the occupancy of the Building during any part of any Expense Year (including the Base Year) is less than ninety-five percent (95%), Landlord shall make an appropriate adjustment of the variable components of Operating Expenses for that Expense Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Building been ninety five percent (95%) occupied. This amount shall be considered to have been the amount of Operating Expenses for that Expense Year. For purposes of this subsection 4.2.4.2.1, “variable components” include only those component expenses that are affected by variations in occupancy levels.

4.2.4.2.2. Intentionally Omitted.

4.2.4.3. Exclusions From Operating Expenses. Despite any other provision of subsection 4.2.4, Operating Expenses shall not include: (a) Depreciation, interest, and amortization on mortgages or ground lease payments, excels as otherwise stated in this section 4.2; (b) Legal fees incurred in negotiating and enforcing tenant leases; (c) Real estate brokers’ leasing commissions; (d) Initial improvements or alterations to tenant spaces; (e) The cost of providing any service directly to and paid directly by any tenant (f) Any costs expressly excluded from Operating Expenses elsewhere in this Lease; (g) Costs of any items for which Landlord receives reimbursement font insurance proceeds or a third party. Insurance proceeds shall be exduded from Operating Expenses in the year in which they are received, except that any deductible amount under any insurance policy shall be included within Operating Expenses; and (h) Costs of capital improvements, except as otherwise stated in this section 4.2.

4.2.5. Tax Expenses. “Tax Expenses” means all federal, state, county, or local government or municipal taxes, fees, charges, or other impositions of every kind (whether general, special, ordinary, or extraordinary) that are paid or incurred by Landlord during any Expense Year (without regard to any different fiscal year used by any government or municipal authority) because of or in connection with the ownership, leasing, and operation of the Real Property. These expenses include taxes, fees, and charges such as real property taxes, general and special assessments, transit taxes, leasehold taxes, and taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant); personal property taxes imposed on the fixtures, machinery, equipment, apparatus, systems, and equipment appurtenances; furniture; and other personal property used in connection with the Building.

4.2.5.1. Adjustment of Taxes. For purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Building were fully constructed and the Real Property, the Building, and all tenant improvements in the Building were fully assessed for real estate tax purposes. Landlord specifically agrees that the gross-receipts component of Tax Expenses for the Base Year and each subsequent year shall be calculated as if the Building were one-hundred-percent (100%) occupied with rent-paying tenants. Accordingly, during the portion of any Expense Year occurring after the Base Year, Tax Expenses shall be considered to be increased appropriately.

4.2.5.2. Included Tax Expenses. Tax Expenses shall include: (a) Any assessment, tax, fee, levy, or charge in addition to, or in partial or total substitution of, any assessment, tax, fee, levy, or charge previously included within the definition of “real property tax”; (b) Any assessment, tax, fee, levy, or charge allocable to, or measuredby, the area of the Premises or the rent payable under this Lease, including any gross income tax with respect to the receipt of that rent, or on or relating to the possession, leasing, operating, management, maintenance, alteration, repair, use, or occupancy by Tenant of the Premises or any portion of the Premises; (c) Any assessment, tax, fee, levy, or charge on this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and (d) Any possessory taxes charged or levied inplace of real property taxes.

4.2.5.3. Contest Costs; Refunds. Any expenses incurred by Landlord in attempting to protest, reduce, or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year in which those expenses are paid. Tax refunds shall be deducted from Tax Expenses. Such tax refunds shall be deducted from Tax Expenses in the Expense Year in which they are received by Landlord.

4.2.5.4. Excluded Taxes. Despite any other provision of subsection 4.2.5 (except as provided in subsection 4.2.5.2 or levied entirely or partially in lieu of Tax Expenses), he following shall be excluded from Tax Expenses: (a) AU excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes applied or measured by Landlord’s general or net income (as opposed to rents, receipts, or income attributable to operations at the Building); (b) Any items included as Operating Expenses; and (c) Any items paid by Tenant under section 4.4. In addition, during the first three (3) years of the Lease Term (but not during any Opetion Period) Tenant shall not be required to pay any increases in real estate taxes caused by a change of ownership by Landlord of the Real Property or any interest in the Real Property.

4.2.6. Tenant’s Share. “Tenant’s Share” means the percentage stated in Summary section 7(b). Tenant’s Share is calculated by multiplying the number of Rentable Square Feet of the Premises by 100 and dividing the product by the total Rentable Square Feet in the Building. If either the Premises or the Building is expanded or reduced, Tenant’s Share shall be appropriately adjusted. Tenant’s Share for the Expense Year in which that change occurs shall be determined on the basis of the number of days during the Expense Year in which each such Tenant’s Share was in effect.

Larkspur Lease — Sysorex

2016-09-27

6

4.3. Calculation and Payment of Additional Rent. Tenant’s Share of any Direct Expenses for my Expense Year shall be calculated and paid as follows:

4.3.1. Calculation of Excess. If Tenant’s Share of Direct Expenses for any Expense Year endilg or beginning within the Lease Term exceeds Tenant’s Share of the amount of Direct Expenses applicable to the Base Year, Tenant shall pay as Additional Rent to Landlord an amount equal to that excess (Excess), in the manner stated in subsection 4.3.2.

4.3.2. Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenart on or before the first day of April following the end of each Expense Year a statement (“Statement”) stating the Direct Expenses incurred or accrued for that preceding Expense Year and indicating the amount, if any, of any Excess. On receipt of the Statement for each Expense Year ending during the Lease Term for which an Excess exists, Tenant shall pay, with its next installment of Base Rent due, the full amount of that Excess, less the amounts (if any) paid during that Expense Year as Estimated Excess (as defined in subsection 4.3.3). Landlord’s failure to furnish the Statement for any Expense Year in a timely manner shall not prejudice Landlord from enforchg its rights under this Article 4. Even if the Lease Term has expired and Tenant has vacated the Premises, if an Excess exists when the final determination is made of Tenant’s Share of the Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall immediately pay to Landlord the amount calculated under subsection 4.3.1. The provisions of this subsection 4.3.2 shall survive the expiation or earlier termination of the Lease Term.

4.3.3. Statement of Estimated Direct Expenses. Landlord shall give Tenant a yearly expense estimate statement (“Estimate Statement”) stating: (a) Landlord’s reasonable estivate (“Estimate”) of the total amount of Direct Expenses for the then-current Expense Year; and (b) The estimated excess (“Estimated Excess”).

The Estimated Excess shall be calculated by comparing estimated Direct Expenses (which shall be based on the Estimate) to the amount of Direct Expenses applicable to the Base Year. Landlord’s failure to furnish the Estimate Statement for any Expense Year in a timely manner shall not preclude Landlord from enforcing is rights to collect any Estimated Excess under this Article 4. If an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of that Estimated Excess for the then-current Expense Year (reduced by any amounts paid as provided in the last sentence of this subsection 4.3.3). The numerator of that fraction shall be the number of months that have elapsed in that current Expense Year (including the month of the payment), and the denominator shall be twelve (12). Until a new Estimate Statement is furnished, Tenant shall pay monthly, along with the monthly Base Rent installments, an amount equal to one twelfth (1/12th) of the total Estimated Excess stated in the previous Estimate Statement delivered by Landlord to Tenant

4.4. Taxes and Other Charges for Which Tenant is Directly Responsible. Tenant shall reimburse Landlord, on demand, as Additional Rent for any taxes required to be paid by Landlord that are not already included in Tax Expenses, excluding state, local, and federal personal or corporate income taxes measured by the net income of Landlord from all sources ard estate and inheritance taxes, regardless of whether such taxes are now customary or within the contemplation of the parties to this Lease, when those taxes are: (a) Measured by or reasonably attributable to: (1) The cost or value of Tenant’s equipment, furniture, fixtures, and other personal property located in the Premises; or (2) The cost or value of my leasehold improvements made in or to the Premises by or for Tenant (to the extent that the cost or value of those leasehold inprovements exceeds the cost or value of a building-standard build-out, as determined by Landlord, regardless of whether title to those improvements is vested in Tenant or Landlord); (b) Assessed on or related to he possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant of (1) The Premises; (2) Any portion of the Real Property; or (3) The parking facility used by Tenant in connection with this Lease; or (c) Assessed either on this transaction or on any document to which Tenant is a party that creates or transfers an interest or an estate in the Premises.

4.5. Landlord’s Books and Records. If Tenant disputes the amount of Additional Rent stated in the Statement, Tenant may designate, within ninety (90) days after receipt of that Statement, an independent certified public accountant to inspect Landlord’s records. Tenant is not entitled to request that inspection, however, if Tenant is then in default under this Lease. The accountant must be a member of a nationally recognized accounting firm and must not charge a fee based on the amount of Additional Rent that the accountant is able to save Tenant by the inspection. Tenant must give reasonable notice to Landlord of the request for inspection, and the inspection must be conducted in Landlord’s offices at a reasonable time or times. If, after that inspection, Tenant still disputes the Additional Rent, a certification of the proper amount shall be made by Landlord’s independent certified public accountant. That certification shall be final and conclusive.

Article 5

SECURITY DEPOSIT

5.1. Amount of Security Deposit: Application. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a cash sum in the amount stated in Summary section 8 (“Security Deposit”). Landlord shall holdthe Security Deposit as security for the performance of Tenant’s obligations under this Lease. If Tenant defaults on any provision of this Lease, Landlord may, without prejudice to any other remedy it ha;, apply all or part of the Security Deposit to: (a) Any Rent or other sum in default beyond any applicable notice and cure period; (b) Any amount that Landlord may spend or become obligated to spend in exercising Landlord’s rights under Article 22; or (c) Any expense, loss, or damage that Landlord may suffer because of Tenant’s default

Tenant waives the provisions of California Civil Code section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage cased by the act or omission of Tenant or Tenant’s officers, agents, employees, independent contractors, or invitees.

Larkspur Lease — Sysorex

2016-09-27

7

5.2. Landlord’s Transfer of Security Deposit on Transfer of Real Property. If Landlord disposes of its interest in the Premises, Landlord may deliver or credit the Security Deposit to Landlords successor in interest in the Premises and thereupon be relieved of further responsibility with respect to the Security Deposit.

5.3. Assignment or Encumbrance of Security Deposit. Tenant may not assign or encumber the Security Deposit without the consent of Landlord. Any attempt to do so shall be void and shall not be binding on Landlord.

5.4. Restoration of Security Deposit. If Landlord applies any portion of the Security Deposit, Tenant shall, within ten (10) days after demand by Landlord, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount

5.5. Interest on Security Deposit. Tenant is not entitled to any interest on the Security Deposit.

5.6. Return of Security Deposit. The unused portion of the Security Deposit as set forth above shall be returned to Tenant or the last assignee of Tenant’s interest under this Lease within thirty (30) days following the expiration or termination of the Lease Term.

Article 6
USE

6.1. Permitted Use. Tenant shall use the Premises solely for the “Permitted Use,” as defined in Summary section 9. Tenant shall not use or permit the Premises to be used for any other purpose without Landlord’s prior written consent, which may be granted or withheld in Landlord’s sole discretion.

6.2. Rules and Regulations. Tenant shall comply with the rules attached to this Lease as Exhibit D and any amendments or additions promulgated by Landlord from time to time for the safety, care, and cleanliness of the Premises, Building, and Real Property or for the preservation of good order (Rules and Regulations), provided that all such Rules and Regulations shall be non-discriminatory to all tenants in the Building. Landlord shall not be responsible to Tenant for the failure of any other tenants or occupants of the Building to comply with the Rules and Regulations except if the same arises, occurs or accrues as the result of Landlord’s gross negligence or willful misconduct.

6.3. Additional Restrictions on Use. In addition to complying with other provisions of this Lease concerning the use of the Premises: (a) Tenant shall not use or allow any perm to use the Premises for any purpose that is contrary to the Rules and Regulations, that violates any Laws and Orders, that constitutes waste or nuisance, or that would unreasonably annoy other occupants of the Building or the owners or occupants of buildings adjacent to the Building, and (b) Tenant shall comply with all recorded covenants, conditions, and restrictions that now or later affect the Real Property provided that the same shall not adversely affect Tenants’ quiet enjoyment, possession and use of the Premises or Tenant’s business in the Premises.

Article 7

COMPLIANCE WITH LAWS

7.1. Definition of “Laws and Orders.” For purposes of this Article 7, the term “Laws and Orders” includes all federal, state, county, city, or government agency laws, statutes, ordinances, standards, rules, requirements, or orders now in force or hereafter enacted, promulgated, or issued. The term also includes government measures regulating or enforcing public access, occupational, health, or safety standards for employers, employees, landlords, or tenants.

7.2. Repairs. Replacements. Alterations, and Improvements. Tenant shall continuously and without exception repair and maintain the Premises, including Tenant Improvements, Alterations, fixtures, and furnishings, in an order and condition in compliance with all Laws and Orders. Tenant, at Tenant’s sole expense, shall promptly make all repairs, replacements alterations, or improvements needed to comply with all Laws and Orders to the extent that the Laws and Orders relate to or are triggered by (a) Tenant’s particular use of the Premises but not its general office use, (b) the Tenant Improvements located in the Premises, or (b) any Alterations located in the Premises; provided, however, that Tenant shall not be obligated to make any replacement of any structural element or system (i.e., roof, floor, HVAC, plumbing, electrical, piping, wiring) or any capital improvement (excluding any Tenant Improvements installed by Tenant), unless such replacement or capital improvement is made necessary by Tenant’s gross negligence or wilful misconduct and not of just ordinary and normal wear and tear.

Landlord, at Landlord’s sole expense, shall promptly make all repairs, replacements, alterations, or improvements needed to comply with all Laws and Orders to the extent that the Laws and Orders relate to the exterior or common areas of the Building. If, however, such compliance work on the exterior or common areas of the Building is triggered by the Tenant Improvements or Alterations requested by Tenant (but not Landlord’s Work as defined in the Leasehold Improvement Agreement) sunder Article 11, Tenant shall bear all expense of such work on the exterior or common areas of the Building.

7.3. Collateral Estoppel. The judgment of any court of competent jurisdiction, or the admission of Tenant in any judicial or administrative action or proceeding that Tenant has violated any Laws and Orders shall be conclusive, between Landlord and Tenant, of that fact, whether or not Landlord is a party to that action or proceeding.

Larkspur Lease — Sysorex

2016-09-27

8

Article 8

HAZARDOUS MATERIAL

8.1. Use of Hazardous Material. Tenant shall not cause or permit any Hazardous Material, as defined in section 8.5, to be generated, brought onto, used, stored, or disposed of in or about the Premises or the Building by Tenant or its agents, employees, contractors, subtenants, or invitees, except for limited quantities of standard office supplies containing chemicals categorized as Hazardous Material. Tenant shall: (a) Use, store, and dispose of all such Hazardous Material in strict compliance with all applicable statutes, ordinances, and regulations in effect during the Lease Term that relate to public health and safety and protection of the environment (Environmental Laws), including those Environmental Laws identified in section 8.5; and (b) Comply at all times during the Lease Term with all Environmental Laws.

8.2. Notice of Release or Investigation. If, during the Lease Term ( including any extensions), Tenant has actual knowledge of (a) any actual or threatened release of any Hazardous Material on, under, or about the Premises or the Building or (b) any inquiry, investigation, proceeding, or claim by any government agency or other person regarding the presence of Hazardous Material on, under, or about the Premises or the Building, Tenant shall give Landlord written notice of the release or investigation within five (5) days after learning of it and shall simultaneously furnish to Landlord copies of any claims, notices of violation, reports, or other writings received by Tenant that concern the release or investigation.

8.3. Indemnification. Tenant shall, at Tenant’s sole expense and with counsel reasonably acceptable to Landlord, indemnify, defend, and hold harmless Landlord and Landlord’s shareholders, directors, officers, employees, partners, affiliates, and agents with respect to all losses arising out of or resulting from the release of any Hazardous Material in or about the Premises or the Building, or the violation of any Environmental Law, by Tenant or Tenant’s agents, contractors, or invitees. This indemnification includes: (a) Losses attributable to diminution in the value of the Premises or the Building; (b) Loss or restriction of use of rentable space in the Building; (c) Adverse effect on the marketing of any space in the Building; and (d) All other liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders, or judgments), damages (including consequential and punitive damages), and costs (including attorney, consultant, and expert fees and expenses) resulting from the release or vidation. This indemnification shall (a) not apply to any losses arising out of Landlord’s or Landlord’s shareholders’, directors’, officers’, employees’, partners’, affiliates’, and agents’ gross negligence or willful misconduct, and (b) shall survive the expiration or termination of this Lease.

8.4. Remediation Obligations. If the presence of any Hazardous Material brought onto the Premises or the Building by Tenant or Tenant’s employees, agents, contractors, or invitees results in contamination of the Building, Tenant shall promptly take all necessary actions, at Tenant’s sole expense, to return the Premises or the Building to the condition that existed before the introduction of such Hazardous Material. Tenant shall first obtain Landlord’s approval of the proposed remedial action. This provision does not limit the indemnification obligation set forth in section 8.3.

8.5. Definition of “Hazardous Material.” As used in this Article 8, the term “Hazardous Material” shall mean any hazardous or toxic substance, material, or waste that is or becomes regulated by the United States, the State of California, or any local government authority having jurisdiction over the Building. Hazardous Material includes: (a) Any “hazardous substance,” as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) (42 United States Code sections 9601-9675); (b) “Hazardous waste,” as that term is defined in the Resource Conservation and Recovery Act of 1976 (RCRA) (42 United States Code sections 6901-6992k); (c) Any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance, within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders imposing liability or standards of conduct concerning any hazardous, dangerous, or toxic waste, substance, or material, now or hereafter in effect); (d) Petroleum products; (e) Radioactive material, including any source, special nuclear, or byproduct material as defined in 42 United States Code sections 201I-2297g-4; (f) Asbestos in any form or condition; and (g) Polychlorinated biphenyls (PCBs) and substances or compounds containing PCBs.

Article 9

UTILITIES AND SERVICES

9.1. Tenant Utilities and Services. Subject to applicable government rules, regulations, and guidelines and the rules or actions of the public utility furnishing the service, Landlord shall provide the following utilities and services on all days during the Lease Term, unless otherwise stated in the Lease:

9.1.1. Heating and Air-Conditioning. Landlord shall provide heating and air-conditioning when necessary for normal comfort for normal office use in the Premises, as reasonably determined by Landlord, on Mondays through Fridays from 7 a.m. through 6 p.m and 9 am to 1 p.m. on Saturdays (Building Hours) except the dates of observation of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and other locally or nationally recognized holidays (Holidays).

9.1.2. Electricity. Landlord shall provide electricity for lighting and power in the Premises for normal office uses. Landlord shall replace lamps, starters, and ballasts for Building standard lighting fixtures within the Premises on Tenant’s request and at Tenant’s expense. Tenant shall replace lamps, starters, and ballasts for non-Building standard lighting fixtures within the Premises at Tenant’s expense.

9.1.3. Water. Landlord shall provide city water from the regular Building outlets for drinking, lavatory, and toilet purposes.

9.1.4. Janitorial Services. Landlord shall provide janitorial services in and about the Premises on Mondays through Fridays, except on Holidays. Landlord shall not be required to provide janitorial services to above-standard improvements installed in the Premises such as metallic trim, wood floor covering, glass panels, interior windows, kitchens, executive workrooms, andshower facilities. The janitorial services provided by Landlord shall be comparable to janitorial services provided in other office buildings near the Building.

Larkspur Lease — Sysorex

2016-09-27

9

9.2. Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises that may affect the temperature otherwise maintained by the air-conditioning system or increase the water normally furnished to the Premises by Landlord under section 9.1. If such consent is given, Landlord shall have the right to install supplementary air-conditioning units or other facilities in the Premises, including supplementary or additional metering devices. On billing by Landlord, Tenant shall pay the cost for such supplementary facilities, including the cost of (a) installation, operation, and maintenance; (b) increased wear and tear on existing equipment and (c) other similar charges.

Landlord shall have noduty to provide heating or air-conditioning in excess of that required to be supplied by Landlord under section 9.1. If Tenant uses water or electricity in excess of that required to be supplied by Landlord under section 9.1, Tenant shall pay to Landlord, at billing, the cost of (a) the excess service; (b) installation, operation, and maintenance of equipment installed to supply the excess service; and (c) increased wear and tear on existing equipment caused by Tenant’s excess consumption. Landlord may install devices to separately meter any increased use. On demand, Tenant shall pay the increased cost directly to Landlord, including the cost of the additional metering devices.

9.3. Interruption of Utilities. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services) or for diminution in the quality or quantity of any service when the failure, delay, or diminution is entirely or partially causedby: (a) Breakage, repairs, replacements, or improvements; (b) Strike, lockout, or other labor trouble; (c) Inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so;(d) Accident or casualty; (e) Act or default of Tenant or other parties; or (f) Any other cause beyond Landlord’s reasonable control. Such failure, delay, or diminution shall not be considered to constitute an eviction or a disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, unless the same arises from Landlord’s gross negligence or willful misconduct.

Except for damages, losses, costs, expenses and liabilities arising from Landlord’s gross negligence or willful misconduct, Landlord shall not be liable under any circumstances for a loss of or injury to property or for injury to or interference with Tenant’s business, including loss of profits through, in connection with, or incidental to a failure to furnish any of the utilities or services under this Article 9. Landlord may comply with mandatory or voluntary controls or guidelinespromulgated by any government entity relating to the use or conservation of energy, water, gas, light, or electricity or the reduction of automobile or other emissions without creating any liability of Landlord toTenant under this Lease as long as compliance with voluntary controls or guidelines does nut materially and unreasonably interfere with Tenant’s use of the Premises and as long as such compliance is uniformly applied to all tenants in the Building.

Article 10

REPAIRS AND MAINTENANCE

10.1. Tenant’s Repair and Maintenance Obligations. Tenant shall, at Tenant’s sole expense and in accordance with the terms of this Lease (including Article 11), keep the Premises (including all Tenant Improvements, Alterations, fixtures, and furnishings) in good order, repair, and condition at all times during the Lease Term normal wear and tear excepted. Under Landlord’s supervision, subject to Landlords prior approval, and within any reasonable period specified by Landlord, Tenant shall, at Tenant’s sole expense and in accordance with the terms of this Lease (including Article 11) promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances. At Landlord’s option or if Tenant fails to make such repairs, Landlord may, but need not, make the repairs and replacements. On receipt of an invoice from Landlord, Tenant shall pay Landlord Landlord’s out-of-pocket costs incurred in connection with such repairs and replacements plus a percentage of such costs, to be uniformly established for the Building, sufficient to reimburse Landlord for all overhead, general conditions, fees, and other costs and expenses arising from Landlord’s involvement with such repairs and replacements. Tenant waives and releases its rights, including its right to make repairs at Landlord’s expense, under California Civil Code sections 1941-1942 or any similar law, statute, or ordinance now or hereafter in effect. Notwithstanding the foregoing to the contrary, Tenant shall not be obligated to make any replacement of any fixture,appurtenance, structural element or system (i.e., roof, floor, HVAC, plumbing, electrical, piping, wiring) or any capital improvement (other than Tenant Improvements installed by Tenant), unless such replacement or capital improvement is made necessary by Tenant’s negligence or wilful misconduct and not of just ordinary and normal wear and tear.

Article 11

ALTERATIONS AND ADDITIONS

11.1. Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions, or changes to the Premises (Alterations) without obtaining Landlord’s prior written consent.

11.1.1. Consent Procedure; Conditions. Tenant shall request such consent by written notice to Landlord, which must be accompanied by detailed and complete plans and specifications for the proposed work. As a condition of its consent to Alterations, Landlord may impose any requirements that Landlord considers desirable, including a requirement that Tenant provide Landlord with a surety bond, a letter of credit, or other financial assurance that the cost of the Alterations will be paid when due.

11.1.2. Reasonable Consent. Landlord shall not unreasonably withhold its consent to proposed Alterations. The Alterations for which Landlord may reasonably withhold consent include those that would or could: (a) Affect the structure of the Building or any portion of the Building other than the interior of the Premises; (b) Affect the Base Building Systems (as defined below) of the Premises or Building; (c) Result in Landlord’s being required under Laws and Orders to perform any work that Landlord could otherwise avoid or defer (Additional Required Work); (d) Result in an increase in the demand for utilities or services that Landlord is required to provide; or (e) Cause an increase in the premiums for hazard or liability insurance carried by Landlord. “Base Building Systems” means all systems and equipment (including plumbing; heating, ventilation, and air-conditioning; electrical; fire/life-safety; elevator; and security systems) that serve all or part of the Building.

Larkspur Lease — Sysorex

2016-09-27

10

11.1.3. Costs of Review. Tenant shall reimburse Landlord for the reasonable fees and costs of any architects, engineers, or other consultants retained by Landlord to review the proposed Alterations.

11.2. Compliance of Alterations With Laws and Insurance Requirements. Tenant shall cause all Alterations to comply with the following: (a) Applicable Laws and Orders; (b) Applicable requirements of a fire-rating bureau; or (c) Applicable requirements of Landlord’s hazard insurance carrier to the extent that Tenant is informed of them.

Tenant shall also comply with those requirements in the course of constructing the Alterations. Before beginning construction of any Alteration, Tenant shall obtain a valid building permit and any other permits required by any government entity having jurisdiction over the Premises. Tenant shall provide copies of those permits to Landlord before the work begins.

Tenant shall, at Tenant’s sole expense, perform any Additional Required Work in the Premises, which shall be subject to the same requirements as any Alteration. If any Additional Required Work must be performed outside the Premises, Landlord may elect to perform that work at Tenant’s expense. No consent by Landlord to any proposed work shall constitute a waiver of Tenant’s obligations under this section 11.2.

11.3. Manner of Construction. Tenant shall build Alterations entirely within the Premises and in conformance with Landlord’s construction rules and regulations, using only contractors and subcontractors approved in writing by Landlord, which such approval shall not be unreasonably withheld, delayed or conditioned. Any Alterations to the heating and air-conditioning system in the Building or the Premises must be performed at Tenant’s expense by Landlord’s HVAC contractor. All work relating to any Alterations shall be done in a good and workmanlike manner, using new materials equivalent in quality to those used in the construction of the initial improvements to the Premises. All work shall be diligently prosecutedto completion. Tenant’s telephone equipment must be located inside the Premises and Tenant shall be responsible for providing the telephone line from the main entry in the Building to the Premises. Tenant shall ensure that all work is performed in a manner that does not obstruct access to or through the Building or its common areas and that does not interfere either with other tenants’ use of their premises or with any other work being undertaken in the Building. Tenant shall take all measures necessary to ensure hat labor peace is maintained at all times. Within twenty (20) days after completion of any Alterations, Tenant shall deliver to Landlord a reproducible copy of the drawings of Alterations as built.

11.4. Payment for Improvements. Tenant shall promptly pay all charges and costs incurred in connection with any Alteration, as and when required by the terms of any agreements with contractors, designers, or suppliers. At least seven (7) days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of nonresponsibility. On completion of any Alteration, Tenant shall: (a) Cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located, in accordance with Civil Code section 3093 or any successor statute; (b) Deliver to Landlord evidence of full payment and unconditional final waivers of all Iiens for labor, services, or materials; and (c) Pay to Landlord five percent (5%) of the cost of constructing the Alteration to compensate Landlord for all overhead, costs, and expenses arising from Landlord’s involvement with that work.

11.5. Construction Insurance. Before construction begins, Tenant shall deliver to Landlord reasonable evidence that damage to, or destruction of, the Alterations during construction will be covered either by the policies that Tenant is required to carry under Article 13 or by a policy of builder’s all-risk insurance in an amount approved by Landlord. If Landlord requires Tenant to provide builder’s all-risk insurance for the proposed Alterations, Tenant shall provide a copy of the policy, any endorsements, and an original certificate of insurance that complies with subsection 13.9.2. Tenant shall cause each contractor and subcontractor to maintain all workers’ compensation insurance required by law and liability insurance (including property damage) in amounts reasonably required by Landlord. Tenant shall provide evidence of that insurance to Landlord before construction begins.

11.6. Landlord’s Property. All Alterations, signs, fixtures, or equipment that may be installed or placed in or about the Premises from time to time shall be and become the property of Landlord on installation. Tenant may remove any trade fixtures or freestanding kitchen or office equipment that Tenant can substantiate to Landlord has not been paid for with any tenant improvement allowance funds provided to Tenant by Landlord. Tenant must repair any damage to the Premises and Building caused by that removal. By written notice to Tenant either before expiration of the Lease Term or within a reasonable time after any earlier termination of this Lease, Landlord may require Tenant, at Tenant’s sole expense, to remove any Alterations and restore the Premises to their configuration and condition before the Alterations were made. If Tenant fails to complete that restoration before expiration of the Lease Term or, in the case of earlier termination, within fifteen (15) days after written notice from Landlord requesting the restoration, Landlord may do so and charge the cost of the restoration to Tenant.

11.7. Initial Improvements. If the parties have agreed on the construction of the initial improvements to the Premises, such construction shall be governed by the terms of the Leasehold Improvement Agreement, attached to this Lease as Exhibit C, and not the terms of this Article 11.

11.8. Non-Structural. Cosmetic Improvements. Notwithstanding anything to the contrary set forth herein, Tenant shall have the right and be permitted, without prior notice or approval or consent of Landlord, to make non-structural and cosmetic improvements to the Premises which do not in any one instance cost more than $20,000 provided such improvements are not visible from the outside of the Building..

Larkspur Lease — Sysorex

2016-09-27

11

Article 12

COVENANT AGAINST LIENS

12.1. Covenant Against Liens. Tenant shall not be the cause or object of any liens or allow such liens to exist, attach to, be placed on, or encumber Landlord’s or Tenant’s interest in the Premises, Building, or Real Property by operation of law or otherwise. Tenant shall not suffer or permit any lien of mechanics, material suppliers, or others to be placed against the Premises, Building, or Real Property with respect to work or services performed or claimed to have been performed for Tenant or materials furnished or claimed to have been furnished to Tenant or the Premises. Landlord has the right at all times to post and keep posted on the Premises any notice that it considers necessary for protection from such liens. At least seven (7) days before beginning construction of any Alteration or Tenant Improvements, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non responsibility.

In the event that there shall be recorded against the Premises or the Building or the Real Property any claim or lien arising out of any such work performed, materials furnished or obligations incurred by Tenant and such claim or lien shall not be removed or discharged within ten (10) days of filing, Landlord shall have the right but not the obligation to pay and discharge said lien without regard to whether such lien shall be lawful or correct (in which case Tenant shall reimburse Landlord for any such payment made by Landlord within ten (10) days following written demand), or to require that Tenant promptly deposit with Landlord in cash, lawful money of the United States, one hundred fifty percent (150%) of the amount of such claim, which sum may be retained by Landlord until such claim shall have been removed of record or until judgment shall have been rendered on such claim and such judgment shall have become final, at which time Landlord shall have the right to apply such deposit in discharge of the judgment on said claim and any costs, including attorneys’ fees and costs incurred by Landlord, and shall remit the balance thereof to Tenant.

Article 13

EXCULPATION, INDEMNIFICATION, AND INSURANCE

13.1. Definition of “Tenant Parties” and “Landlord Parties.” For purposes of this Article 13, the term “Tenant Parties” refers singularly and collectively to Tenant and Tenant’s officers, members, partners, agents, employees, and independent contractors as well as to all persons and entities claiming through any of these persons or entities. The term “Landlord Parties” refers singularly and collectively to Landlord and the partners, venturers, trustees, and ancillary trustees of Landlord and the respective officers, directors, shareholders, members, parents, subsidiaries, and any other affiliated entities, personal representatives, executors, heirs, assigns, licensees, invitees, beneficiaries, agents, servants, employees, and independent contractors of these persons or entities.

13.2. Exculpation.

13.2.1. Exculpation. To the fullest extent permitted by law, Tenant, on its behalf and on behalf of all Tenant Parties, waives all claims (in law, equity, or otherwise) against Landlord Parties arising out of, knowingly and voluntarily assumes the risk of, and agrees that Landlord Parties shall not be liable to Tenant Parties for any of the following: (a) Injury to or death of any person; or (b) Loss of, injury or damage to, or destruction of any tangible or intangible property, including the resulting law of use, economic losses, and consequential or resulting damage of any kind from any cause. Landlord Parties shall not be liable under this clause regardless of whether the liability results from any active or passive act, error, omission, or negligence of any of the Landlord Parties; or is based on claims in which liability without fault or strict liability is imposed or sought to be imposed on any of the Landlord Parties. This exculpation clause shall not apply to claims against Landlord Parties to the extent that a final judgment of a court of competent jurisdiction establishes that the injury, loss, damage, or destruction was proximately caused by Landlord Parties’ fraud, gross negligence, willful injury to person or property, or violation of law. The clauses of this section 13.2 shall survive the expiration or earlier termination of this Lease until all claims within the scope of this section 13.2 are fully, finally, and absolutely barred by the applicable statutes of limitations.

13.3. Indemnification.

13.3.1. Tenant’s Indemnification of Landlord Parties. To the fullest extent permitted by law, Tenant shall, at Tenant’s sole expense and with counsel reasonably acceptable to Landlord, indemnify, defend, and hold harmless Landlord Parties from and against all Claims, as defined in subsection 13.3.2, from any cause, arising out of or relating (directly or indirectly) to this Lease, the tenancy created under this Lease, or the Premises, including: (a) The use or occupancy, or manner of use or occupancy, of the Premises or Building by Tenant Parties; (b) Any act, error, omission, or negligence of Tenant Parties or of any invitee, guest, or licensee of Tenant in, on, or about the Real Property; (c) Tenant’s conducting of its business; (d) Any alterations, activities, work, or things done, omitted, permitted, allowed, or suffered by Tenant Parties in, at, or about the Premises or Building, including the violation of or failure to comply with any applicable laws, statutes, ordinances, standards, rules, regulations, orders, decrees, or judgments in existence on the Lease Commencement Date or enacted, promulgated, or issued after the date of this Lease; and (e) Any breach or default in performance of any obligation on Tenant’s part to be performed under this Lease, whether before or during the Lease Term or after its expiration or earlier termination. This indemnification clause shall not apply to any matters, Claims, losses, damages, actions, injury or destruction, or otherwise, to the extent that the same arise out of Landlord’s or any Landlord’s Parties’ fraud, gross negligence or willful injury to person or property, or violation of law.

13.3.2. Definition of Claims. For purposes of this Lease, “Claims” means any and all claims, losses, costs, damage, expenses, liabilities, liens, actions, causes of action (whether in tort or contract, law or equity, or otherwise), charges, assessments, fines, and penalties of any kind (including consultant and expert expenses, court costs, and attorney fees actually incurred).

Larkspur Lease — Sysorex

2016-09-27

12

13.3.3. Type of Injury or Loss. This indemnification extends to and includes Claims for: (a) Injury to any persons (including death at any time resulting from that injury); (b) Loss of, injury or damage to, or destruction of property (including all loss of use resulting from that loss, injury, damage, or destruction); and (c) All economic losses and consequential or resulting damage of any kind.

13.3.4. Indemnification Independent of Insurance Obligations. The indemnification provided in this Article 13 may not be construed or interpreted as in any way restricting, limiting, or modifying Tenant’s insurance or other obligations under this Lease and is independent of Tenant’s insurance and other obligations. Tenant’s compliance with the insurance requirements and other obligations under this Lease shall not in any way restrict, limit, or modify Tenant’s indemnification obligations under this Lease.

13.3.5. Attorney Fees. The prevailing party shall be ettitled to recover its actual attorney fees and court costs incurred in enforcing the indemnification clauses set forth in this section 13.3.

13.3.6. Survival of Indemnification. The clauses of this section 13.3 shall survive the expiration or earlier termination of this Lease until all claim against Landlord Parties involving any of the indemnified matters are fully, finally, and absolutely barred by the applicable statutes of limitations.

13.4. Compliance with Insurer Requirements. Tenant shall, at Tenant’s sole expense, comply with all requirements, guidelines, rules, orders, and similar mandates and directives pertaining to the use of the Premises and the Building, whether imposed by Tenant’s insurers, landlord’s insurers, or both. If Tenant’s business operations, conduct, or use of the Premises or the Building cause any increase in the premium for any insurance policies carried by Landlord, Tenant shall, within ten (10) business days after receipt of written notice from Landlord, reimburse Landlord for the increase. Tenant shall, at Tenant’s sole expense, comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and of any similar body.

13.5. Tenant’s Liability Coverage. Tenant shall, at Tenant’s sole expense, maintain the coverages set forth in this section 13.5.

13.5.1. Commercial General Liability Insurance. Tenant shall obtain commercial general liability insurance written on an “occurrence” policy form, covering bodily injury, property damage, personal injury, and advertising injury arising out of or relating (directly or indirectly) to Tenant’s business operations, conduct, assumed liabilities, or use or occupancy of the Premises or the Building. The amount of Tenant’s commercial general liability insurance policy shall be not less than Two Million Dollars ($2,000,000) per occurrence.

13.5.2. Broad Form Coverage. Tenant’s liability coverage shall include all the coverages typically provided by the Broad Form Comprehensive General Liability Endorsement, including broad form property damage coverage (which shall include coverage for completed operations). Tenant’s liability coverage shall further include premises-operations coverage, products-completed operations coverage, owners and contractors protective coverage (when reasonably required by landlord), and the broadest available form of contractual liability coverage. It is the parties’ intent that Tenant’s contractual liability coverage provide coverage to the maximum extent possible of Tenant’s indemnification obligations under this Lease.

13.5.3. Primary Insured. Tenant shall be the first or primary named insured.

13.5.4. Additional Insureds. Landlord Parties and any lender of Landlord shall be named by endorsement in additional insureds under Tenant’s general liability coverage.

13.5.5. Cross-Liability; Severability of Interests. Tenant’s general liability policies shall be endorsed as needed to provide cross-liability coverage for Tenant, Landlord, and any lender of Landlord and to provide severability of interests.

13.5.6. Primary Insurance Endorsements for Additional Insureds. Tenant’s general liability policies shall be endorsed as needed to provide that the insurance afforded by those policies to the additional insureds is primary and that all insurance carried by Landlord Parties is strictly excess and secondary and shall not contribute with Tenant’s liability insurance.

13.5.7. Scope of Coverage for Additional Insureds. The coverage afforded to Landlord and any lender of Landlord must be at least as broad as that afforded to Tenant and may not contain any terms, conditions, exclusions, or limitations applicable to Landlord or any lender of Landlord that do not apply to Tenant.

13.5.8. Delivery of Certificate, Policy, and Endorsements. Before the Lease Commencement Date, Tenant shall deliver to Landlord the endorsements referred to in this section 13.5 as well as a certified copy of Tenant’s liability policy or policies and an original certificate of insurance, executed by an authorized agent of the insurer or insurers, evidencing compliance with the liability insurance requirements. The certificate shall provide for no less than thirty (30) days’ advance written notice to Landlord from the insurer or insurers of any cancellation, nonrenewal, or material change in coverage or available limits of liability and shall confirm compliance with the liability insurance requirements in this Lease.

13.5.9. Concurrency of Primary. Excess, and Umbrella Policies. Tenant’s liability insurance coverage may be provided by a combination of primary, excess, and umbrella policies, but those policies must be absolutely concurrent in all respects regarding the coverage afforded by the policies. The coverage of any excess or umbrella policy must be at least as broad as the coverage of the primary policy.

Larkspur Lease — Sysorex

2016-09-27

13

13.5.10. “Per Location” Endorsement. Tenant shall, at Tenant’s sole expense, procure a “per location” endorsement or equivalent reasonably acceptable to Landlord so that the general aggregate and other limits apply separately and specifically to the Premises.

13.6. Tenant’s Workers’ Compensation and Employer Liability Coverage Tenant shall procure and maintain workers’ compensation insurance as required by law and employer’s liability insurance with limits of no less than one-million dollars ($1,000,000).

13.7. Tenant’s Property Insurance. Tenant shall procure and maintain property insurance coverage for: all office furniture, trade fixtures, office equipment, merchandise, and all other items of Tenant’s property in, on, at, or about the Premises and the Building, including property installed by, for, or at the expense of Tenant and any improvements, betterments, alteratons and additions to the Tenant’s property insurance must be written on the broadest available “all-risk” (special-causes-of-loss) policy form or an equivalent form acceptable to Landlord, include an agreed-amount endorsement for no less than one-hundred (100%) percent of the full replacement cost (new without deduction for depreciation) of the covered items and property, and must meet any coinsurance requirements of the policy or policies.

13.8. Other Tenant Insurance Coverage. Tenant shall, at Tenant’s sole expense, procure and maintain any other and further insurance coverages that Landlord or Landlord’s lender may reasonably require.

13.9. Form of Policies and Additional Requirements.

13.9.1. Insurance Independent of Exculpation and Indemnification. The insurance requirements set forth in sections 13.4-13.10 are independent of Tenant’s exculpation, indemnification, and other obligations under this Lease and shall not be construed or interpreted in any way to restrict, limit, or modify Tenant’s exculpation, indemnification, and other obligations or to limit Tenant’s liability under this Lease.

13.9.2. Form of Policies. In addition to the requirements set forth in this Article 13, the insurance required of Tenant must: (a) Name Landlord and any other party Landlord specifies by endorsement as an additional insured; (b) Be issued by an insurance company with a rating of no less than A-VIII in the current Best’s Insurance Guide, or that is otherwise acceptable to Landlord, and admitted to engage in the business of insurance in the State of California; (c) Be primary insurance for all claims under it and provide that any insurance carried by Landlord Parties and Landlord lenders is strictly excess, secondary, and noncontributing with any insurance carried by Tenant; and (d) Provide that insurance may not be canceled, nonrenewed, or the subject of material change in coverage or available limits of coverage, except on thirty (30) days’ prior written notice to Landlord and Landlord’s lenders.

13.9.3. Tenant’s Delivery of Policy. Endorsements, and Certificates. Tenant shall deliver the policy or policies, along with any endorsements to them and certificates required by this Article 13, to Landlord: (a) On or before the Lease Commencement Date; (b) At least thirty (30) days before the expiration date of any policy; and (c) On renewal of any policy.

13.10. Waiver of Subrogation. Landlord and Tenant agree to cause the insurance companies issuing their respective property (first party) insurance to waive any subrogation rights that those companies may have against Tenant or Landlord, respectively, as long as the insurance is not invalidated by the waiver. If the waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant waive any right that either may have against the other on account of any loss or damage to their respective property to the extent that the loss or damage is insured under their respective insurance policies.

Article 14

DAMAGE AND DESTRUCTION

14.1. Repair of Damage by Landlord Tenant agrees to notify Landlord in writing promptly of any damage to the Premises resulting from fire, earthquake, or any other identifiable event of a sudden, unexpected, or unusual nature (Casualty). If the Premises are damaged by a Casualty or any common areas of the Building providing access to the Premises are damaged to the extent that Tenant does not have reasonable access to the Premises and if neither Landlord nor Tenant has elected to terminate this Lease under section 14.3 or 14.4, Landlord shall promptly and diligently restore such common areas, the Base Building of the Premises, and the Tenant Improvements originally constructed by Landlord to substantially the same condition as existed before the Casualty, except for modifications required by building codes and other laws and except for any other modifications to the common areas considered desirable by Landlord. In making these modifications, Landlord shall not materially impair Tenant’s access to the Premises. Landlord’s obligation to restore is subject to reasonable delays far insurance adjustment and other matters beyond Landlord’s reasonable control and subject to the other clauses of this Article 14. If Tenant requests that Landlord modify the Tenant Improvements in connection with the rebuilding, Landlord may condition its consent to those modifications on: (a) Tenant’s payment to Landlord before construction is begun of any sums in excess of the amount of insurance proceeds received by Landlord that are needed to complete the Tenant Improvements; and (b) Confirmation by Landlord’s architect or contractor that the modifications will not increase the scope of work or the time necessary to complete the Tenant Improvements.

14.2. Repair Period Notice. Landlord shall, within the later of (a) sixty (60) days after the date on which Landlord determines the full extent of the damage caused by the Casualty or (b) thirty (30) days after Landlord has determined the extent of the insurance proceeds available to effectuate repairs, provide written notice to Tenant indicating the anticipated period for repairing the Casualty (Repair Period Notice). The Repair Period Notice shall also state, if applicable, Landlord’s election either to repair or to terminate the Lease under section 14.3.

14.3. Landlord’s Option To Terminate or Repair. Landlord may elect either to terminate this Lease or to effectuate repairs if (a) The Repair Period Notice estimates that the period for repairing the Casualty exceeds two-hundred and seventy (270) days from the date of the commencement of the repair; (b) The estimated repair cost exceeds the insurance proceeds, if any, available for such repair (not including the deductible, if any, on Landlord’s property insurance), plus any amount that Tenant is obligated or elects to pay for such repair; (c) The estimated repair cost of the Premises or the Building, even though covered by insurance, exceeds fifty percent (50%) of the full replacement cost; or (d) The Building cannot be restored except in a substantially different structural or architectural form than existed before the Casualty. Landlord’s election shall be stated in the Repair Period Notice.

Larkspur Lease — Sysorex

2016-09-27

14

14.4. Tenant’s Option To Terminate. If the Repair Period Notice provided by Landlord indicates that the anticipated period for repairing the Casualty exceeds two-hundred and seventy (270) days, Tenant may elect to terminate this Lease by providing written notice (Tenant’s Termination Notice) to Landlord within ten (10) days after receiving the Repair Period Notice. If Tenant does not elect to terminate within this ten-day (10-day) period, Tenant shall be considered to have waived the option to terminate.

14.5. Rent Abatement Due to Casualty. Landlord and Tenant agree that, if the Casualty was not the result of the gross negligence or willful misconduct of Tenant or Tenant’s employees, contractors, licensees, or invitees, Tenant shall be provided with a proportionate abatement of Rent based on the Rentable Square Footage of the Premises rendered unusable (due to physical damage to the Premises or Base Building Systems or the unavailability of access to the Premises) and not used by Tenant. Subject to section 14.4, the Rent abatement provided in this section 14.5 is Tenant’s sole remedy due to the occurrence of the Casualty. Landlord shall not be liable to Tenant or any other person or entity for any direct, indirect, or consequential damage (including but not limited to lost profits of Tenant or loss of or interference with Tenant’s business), whether or not caused by the negligence ofLandlord or Landlord’s employees, contractors, licensees, or invitees, due to, arising out of, or as a result of the Casualty (including but not limited to the termination of the Lease in connection with the Casualty).

14.6. Damage Near End of Term. Despite any other provision of this Article 14, if the Premises or the Building is destroyed or damaged by a Casualty during the last eighteen (18) months of the Lease Term and Landlord reasonably determines that the repair period will be longer than sixty (60) days, Landlord and Tenant shall each have the option to terminate this Lease by giving written notice to the other of the exercise of that option within thirty (30) days after that damage or destruction.

14.7. Effective Date of Termination: Rent Apportionment. If Landlord or Tenant elects to terminate this Lease under this Article 14 in connection with a Casualty, this termination shall be effective thirty (30) days after delivery of notice of such election Tenant shall pay Rent, properly apportioned up to the date of the Casualty. After the effective date of the termination, Landlord and Tenant shall be discharged of all future obligations under this Lease, except for those provisions that, by their terms, survive the expiration or earlier termination of the Lease.

14.8. Waiver of Statutory Provisions. The provisions of this Lease, including those in this Article 14, constitute an express agreement between Landlord and Tenant that applies in the event of my Casualty to the Premises, Building, or Real Property. Tenant, therefore, fully waives the provisions of any statute or regulation, including California Civil Code sections 1932(2) and 1933(4), for any rights or obligations concerning a Casualty.

Article 15

CONDEMNATION

15.1. Definition of “Condemnation.” As used in this Lease, the term “Condemnation” means a permanent taking through (a) the exercise of any government power (by legal proceedings or otherwise) by any public or quasi-public authority or by any other party having the right of eminent domain (Condemnor) or (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of exercise of eminent domain by a Condemnor or while legal proceedings for condemnation are pending.

15.2. Effect on Rights and Obligations. lf, during the Lease Term or the period between the date of execution of this Lease and the date on which the Lease Term begins, there is any Condemnation of all or part of the Premises, Building, or Real Property on which the Premises and Building are constructed, the rights and obligations of the parties shall be determined under this Article 15, and Rent shall not be affected or abated except as expressly provided in this Article. Landlord shall notify Tenant in writing of any Condemnation within thirty (30) days after the later of (a) the filing of a complaint by Condemnor or (b) the final agreement and determination by Landlord and Condemnor of the extent of the taking (Condemnation Notice).

15.3. Termination of Lease.

15.3.1. Definition of “Termination Date.” The “Termination Date” shall be the earliest of: (a) The date on which Condemnor takes possession of the property that is subject to the Condemnation; (b) The date on which title to the property subject to the Condemnation is vested in Condemnor; (c) If Landlord has elected to terminate, the date on which Landlord requires possession of the property in connection with the Condemnation, as specified in written notice delivered to Tenant no less than thirty (30) days before that date; or (d) If Tenant has elected to terminate, thirty (30) days after Landlord’s receipt of writtennotice of termination from Tenant. If both Landlord and Tenant have elected to terminate under this Article 15, the Termination Date shall be the earliest of the dates described in subparagraphs (a)-(c).

15.3.2. Automatic Termination. If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Termination Date, and the Condemnation Award shall be allocated between Landlord and Tenant in accordance with section 15.5.

15.3.3. Landlord’s Right To Terminate. Landlord shall have the option to terminate this Lease if: (a) Ten percent (10%) or more of the Rentable Square Feet of the Building or the Premises is taken through Condemnation; (b) Any portion of the Building or Real Property necessary for Landlord to operate the Building efficiently is taken through Condemnation; or (c) Any other areas providing access to the Premises or Building are taken through Condemnation. To elect to terminate the Lease under this subsection 15.3.3, Landlord must provide written notice of its election (Landlord’s Taking Termination Notice) to Tenant within thirty (30) days after the later of (a) the filing of a complaint by Condemnor or (b) the final agreement and determination by Landlord and Condemnor of the extent of the taking. In that event, this Lease shall be terminated on the Termination Date, and all Rent shall be prorated to that date. If Landlord does not elect to terminate under this subsection 15.3.3, Landlord shall, subject to subsection 15.3.4, be obligated to the extent of severance damages received by Landlord to reasonably restore (to the extent feasible) the Premises or access to the Premises, subject to Landlord’s obtaining all necessary approvals, permits, and authorizations relating to such work.

Larkspur Lease — Sysorex

2016-09-27

15

15.3.4. Tenant’s Right To Terminate.

15.3.4.1. Grounds; Termination Notice. Tenant shall have the option to terminate this Lease by providing thirty (30) days’ written notice to Landlord if one or both of the following are taken through Condemnation: (a) Twenty-five percent (25%) or more of the Usable Square Feet of the Premises; or (b) Any portion of he Building that provides Tenant with its access to the Premises and that, if taken, would eliminate Tenant’s access to the Premises. Tenant’s notice must be given within thirty (30) days after Tenant’s receipt of the Condemnation Notice required by section 15.2.

15.3.4.2. Landlord’s Restoration Notice. Despite Tenant’s termination right, this Lease shall continue in full force and effect if Landlord gives Tenant written notice (Restoration Notice) within thirty (30) days after the date on which the nature and extent of the Condemnation are finally determined, stating that: (a) Landlord shall, at Landlord’s sole expense, reconfigure theremaining Premises or provide alternative, reasonable access to Tenant so that the area of the Premises shall be substantially the same after the Condemnation and Tenant shall have reasonable access to the Premises after the Condemnation; (b) Landlord shall begin the restoration as soon as reasonably practicable; and (c) Landlord has reasonably determined that such restoration can be completed within ninety (90) days after the date of the notice.

15.3.5. Tenant’s Waiver. Tenant agrees that its rights to terminate this Lease due to partial Condemnation are governed by this Article 15. Tenant waives all rights it may have under California Code of Civil Procedure section 1265.130, or otherwise, to terminate this Lease based on a partial Condemnation.

15.3.6. Proration of Rent. If this Lease is terminated under this Article 15, the termination shall be effective on the Termination Date, and Landlord shall prorate Rent to that date. Tenant shall be obligated to pay Rent for the period up to, but not including, the Termination Date as prorated by Landlord. Landlord shall return to Tenant prepaid Rent allocable to any period on or after the Termination Date.

15.4. Effect of Condemnation if Lease Is Not Terminated. If any part ofthe Premises is taken by Condemnation and this Lease is not terminated, Rent shall be proportionately reduced based on the Rentable Square Footage of the Premises taken. Landlord and Tenant agree to enter into an amendment to this Lease within thirty (30) days after the partial taking, confirming the reduction in Rentable Square Footage of the Premises and the reduction in Rent. If Landlord gives Tenants timely Restoration Notice under subsection 15.3.4.2, this Lease shall continue in full force and effect without any reduction of Rent (unless the Premises as restored are smaller than the existing Premises, in which case Rent shall be proportionately reduced based on the reduced Rentable Square Footage), except that Rent shall be abated for the portion of the Premises not usable by Tenant until Landlord completes the restoration as provided in the Restoration Notice.

15.5. Allocation of Award.

15.5.1. Landlord’s Right to Award. Except as provided in subsection 15.5.2 in connection with a Condemnation: (a) Landlord shall be entitled to receive all compensation and anything of value awarded, paid, or received in settlement or otherwise (Award); and (b) Tenant irrevocably assigns and transfers to Landlord all rights to and interests in the Award and fully releases and relinquishes any claim to, right to make a claim on, or interest in the Award, including any amount attributable to any excess of the market value of the Premises for the remainder of the Lease Term over the present value as of the Termination Date of the Rent payable for the remainder of the Term (commonly referred to as the “bonus value” of the Lease).

15.5.2. Tenant’s Right to Compensation. Despite subsection 15.5.1, Tenant shall have the right to make a separate claim in the Condemnation proceeding, as long as the Award payable to Landlord is not reduced thereby, for: (a) The taking of the unamortized or undepreciated value of any leasehold improvements owned by Tenant that Tenant has the right to remove at the end of the Lease Term and that Tenant elects not to remove; (b) Reasonable removal and relocation costs for any leasehold improvements that Tenant has the right to remove and elects to remove (if Condemnor approves of the removal); and (c) Relocation costs under Government Code section 7262, the claim for which Tenant may pursue by separate action independent of this Lease.

15.6. Temporary Taking. If a temporary taking of part of the Premises occurs through (a) the exercise of any government power (by legal proceedings or otherwise) by Condemnor or (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of exercise of eminent domain by a Condemnor or while legal proceedings for condemnation are pending, Rent shall abate during the time of such taking in proportion to the portion of the Premises taken. The entire Award relating to the temporary taking shall be and remain the property of Landlord. Tenant irrevocably assigns and transfers to Landlord all rights to and interest in the Award and fully releases and relinquishes any claim to, right to make a claim on, and any other interest in the Award.

Larkspur Lease — Sysorex

2016-09-27

16

Article 16

ASSIGNMENT AND SUBLEASING

16.1. Restricted Transfers.

16.1.1. Consent Required; Definition of “Transfer.” Tenant shall obtain Landlord’s written consent before entering into or permitting any Transfer. A “Transfer” consists of any of the following, whether voluntary or involurtary and whether effected by death, operation of law, or otherwise: (a) Any assignment, mortgage, pledge, encumbrance, or other transfer of any interest in this Lease; (b) Any sublease or occupancy of any portion of the Premises by any persons other than Tenant and its employees; and (c) Any of the changes (e.g., a change of ownership or reorganization) included in the definition of Transfer in section 16.7. Any person to whom any Transfer is male or sought to be made is a “Transferee.”

16.1.2. Landlord’s Remedies. If a Transfer fails to comply with this Article 16, Landlord may, at its option, do either or both of the following: (a) void the Transfer or (b) declare Tenant in material and incurable default under section 21.1 notwithstanding any cure period specified in section 21.1.

16.2. Transfer Procedure.

16.2.1. Transfer Notice. Before entering into or permitting any transfer, Tenant shall provide to Landlord a written “Transfer Notice” at least fifteen (15) days before the proposed effective date of the Transfer. The Transfer Notice shall include all of the following:

(a) Information regarding the proposed Transferee, including the name, address, and ownership of Transferee; the nature of Transferee’s business; Transferee’s character and reputation; and Transferee’s current financial statements (certified by an officer, a partner, or an owner of Transferee); (b) All the terms of the proposed Transfer, including the consideration payable by Transferee; the portion of the Premises that is subject to the Transfer (“Subject Space”); a general description of any planned alterations or improvements to the Subject Space; the proposed use of the Subject Space; the effective date of the Transfer; a calculation of the “Transfer Premium,” as defined in subsection 16.4.2, payable in connection with the Transfer; and a copy of all documentation concerning the proposed Transfer; and (c) Any other information or documentation reasonably requested by Landlord.

16.2.2. Application Fee: Transfer Fee. As a condition to the effectiveness of the Transfer Notice, Tenant shall, when providing a Transfer Notice, pay an application fee of One Thousand Five Hundred Dollars ($1,500) toward Landlord’s administrative and other costs (including attorney fees) in reviewing and processing the Transfer Notice. Tenant shall pay the Transfer Fee whether or not Landlord consents to the Transfer.

16.2.3. Limits of Consent. If Landlord consents to any Transfer and does not exercise its rights under section 16.5, the following limits apply: (a) Landlord does not agree to waive or modify the terms and conditions of this Lease; (b) Landlord does not consent to any further Transfer by either Tenant or Transferee; and (c) Tenant remains liable under this Lease, and any guarantor of the Lease remains liable under the guaranty.

16.3. Landlord’s Consent

16.3.1. Reasonable Consent Landlord may not unreasonably withhold its consent to any proposed Transfer that complies with this Article 16. Reasonable grounds for denying consent include any of the following: (a) Transferee’s character, reputation, credit history, or business is not consistent with the character or quality of the Building; (b) Transferee is either a government agency or an instrumentality of one; (c) Transferee’s intended use of the Premises is inconsistent with the Permitted Use or will materially and adversely affect Landlord’s interest; (d) Transferee’s financial condition is or may be inadequate to support the Lease obligations of Transferee under the Transfer documents; or (e) The Transfer would cause Landlord to violate another lease or agreement to which Landlord is a party or would give a Building tenant the right to cancel its lease.

16.3.2. Landlord’s Written Response. Within a reasonable time after receipt of a Transfer Notice that complies with subsection 16.2.1, Landlord shall approve or disapprove the proposed Transfer in writing.

16.3.3. Tenant’s Remedies. If Landlord wrongfully denies or conditions its consent, Tenant may seek only declaratory and injunctive relief. Tenant specifically waives any damage claims against Landlord in connection with the withholding of consent.

16.4. Transfer Premium Payment. As a reasonable condition to Landlord’s consent to any Transfer, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium. “Transfer Premium” means all base rent, additional rent, and other consideration payable by Transferee to Tenant (including key money and bonus money) and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with the Transfer, after deducting the Rent payable by Tenant under this Lease for the Subject Space and any out of pocket costs incurred by Tenant in connection with such Transfer. Notwithstanding the foregoing, there shall be deducted from the calculation of Transfer Premium all sums, costs, expenses and fees incurred by Tenant in connection with any Transfer, including, without limitation, tenant improvement allowances, broker’s fees, attorney’s fees and the $1,500 fee payable to Landlord as set forth herein above.

Larkspur Lease — Sysorex

2016-09-27

17

16.5. Landlord’s Option To Recapture Space.

16.5.1. Landlord’s Recapture Right. Despite any other provision of this Article 16, Landlord has the option, by written notice to Tenant (Recapture Notice) within fifteen (15) days after receiving my Transfer Notice, to recapture the Subject Space by terminating this Lease for the Subject Space or taking an assignment or a sublease of the Subject Space from Tenant. A timely Recapture Notice terminates this Lease or creates an assignment or a sublease for the Subject Space for the same term as the proposed Transfer, effective as of the date specified in the Transfer Notice. If Landlord declines or fails timely to deliver a Recapture Notice, Landlord shall have no further right under this section 16.5 to the Subject Space unless it becomes available again after Transfer by Tenant

16.5.2. Consequences of Recapture. To determine the new Base Rent under this Lease if Landlord recaptures the Subject Space, the original Base Rent under the Lease shall be multiplied by a fraction, the numerator of which is the Rentable Square Feet of the Premises retained by Tenant after Landlord’s recapture and the denominator of which is the total Rentable Square Feet of the Premises before Landlord’s recapture. The Additional Rent, to the extent that it is calculated on the basis of the Rentable Square Feet within the Premises, shall be reduced to reflect Tenant’s proportionate share based on the Rentable Square Feet of the Premises retained by Tenant after Landlord’s recapture. This Lease as so amended shall continue thereafter in full force and effect. Either party may require written confirmation of the amendments to this Lease necessitated by Landlord’s recapture of the Subject Space. If Landlord recaptures the Subject Space, Landlord shall, at Landlord’s sole expense, construct any partitions required to segregate the Subject Space from the remaining Premises retained by Tenant. Tenant shall, however, pay for painting, covering, or otherwise decorating the surfaces of the partitions facing the remaining Premises retained by Tenant.

16.6. Right To Collect Rent If this Lease is assigned, Landlord may collect Rent directly from Transferee. If all or part of the Premises is subleased and Tenant defaults, Landlord may collect Rent directly from Transferee. Landlord may then apply the amount collected from Transferee to Tenant’s monetary obligations under this Lease. Collecting Rent from a Transferee or applying that Rent to Tenant’s monetary obligations does not waive any provisions of this Article 16.

16.7. Transfers of Ownership Interests and Other Organizational Changes.

16.7.1. Change of Ownership: Reorganization. For purposes of this Article 16, “Transfer” also includes: (a) If Tenant is a partnership or limited liability company: (1) A change in ownership effected voluntarily, involuntarily, or by operation of law of twenty-five percent (25%) or more of the partners or members or twenty-five percent (25%) or more of the partnership or membership interests, or (2) The dissolution of the partnership or limited liability company without its immediate reconstitution; (b) If Tenant is a closely held corporation (i.e., one whose stock is not publicly held and not traded through an exchange or over the counter): (1) The sale or other traisfer of more than an aggregate of forty nine percent (49%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), (2) The sale, mortgage, hypothecation, or pledge of more than an aggregate of forty-nine percent (49%) of the value of Tenant’s unencumbered assets, or (3) The dissolution, merger, consolidation, or other reorganization of Tenant

16.7.2. Transfer to Affiliate. Despite any other provision of this Lease, Landlord’s consent is not required for any Transfer to an Affiliate, as defined in subsection 16.7.3, as long as the following conditions are met: (a) At least ten (10) business days before the Transfer, Landlord receives written notice of the Transfer (as well as any documents or information reasonably requested by Landlord regarding the Transfer or Transferee); (b) The Transfer is not a subterfuge by Tenant to avoid its obligations under the Lease; (c) If the Transfer is an assignment, Transferee assumes in writing all of Tenant’s obligations under this Lease relating to the Subject Space; and (d) Transferee has a tangible net worth, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant in accordance with generally accepted accounting principles that are consistently applied (Net Worth), at least equal to Tenant’s Net Worth either immediately before the Transfer or as of the date of this Lease, whichever is greater.

16.7.3. Definition of “Affiliate.” An “Affiliate” means any entity that controls, is controlled by, or is under common control with Tenant. “Control” means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity’s affairs.

Article 17

SURRENDER OF PREMISES

17.1. Surrender of Premises. No act of Landlord or its authorized representatives shall constitute Landlord’s acceptance of a surrender of the Premises by Tenant unless that intent is specifically acknowledged in a writing signed by Landlord. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to all subtenants within ten (10) days after the effective date of the surrender and termination.

17.2. Removal of Tenant Property by Tenant. On the expiration or earlier termination of the Lease Term, Tenant shall quit the Premises and surrender possession to Landlord in accordance with this section 17.2. Tenant shall leave the Premises in as good order and condition as when Tenant took possession of the Premises, except for reasonable wear and tear and repairs that are specifically made the responsibility of Landlord. On expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises: (a) Al debris and rubbish; (b) Any items of furniture, equipment, freestanding cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises; (c) Any similar articles of any other persons claiming under Tenant that Landlord, in Landlord’s sole discretion, requires to be removed; and (d) Any Alterations that Tenant is required to remove under Article 11 provided that Tenant shall not be obligated to remove any of Landlord’s Work. Tenant shall, at Tenant’s sole expense, repair all damage or injury that may occur to the Premises or the Building caused by Tenant’s removal of those items and shall restore the Premises and Building to their original condition.

Larkspur Lease — Sysorex

2016-09-27

18

Article 18

HOLDING OVER

18.1. Holdover Rent. If Tenant remains in possession of the Premises after expiration or earlier termination of this Lease with Landlord’s express written consent, Tenant’s occupancy shall be a month-to-month tenancy at a rent agreed on by Landlord and Tenant but in no event less than the Base Rent and Additional Rent payable under this Lease during the last full month before the date of expiration or earlier termination of this Lease. The month-to-month tenancy shall be on the terms and conditions of this Lease except as provided in (a) the preceding sentence and the lease clauses concerning the lease term, extension rights or the like. Landlord’s acceptance of rent after such holding over with Landlord’s written consent shall not result in any other tenancy or in a renewal of the original term of this Lease. If Tenant remains in possession of the Premises after expiration or earlier termination of this Lease without Landlord’s consent, Tenant’s continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as rent during the holdover period an amount equal to One Hundred Fifty percent (150%) of the Base Rent and Additional Rent payable under this Lease for the last full month before the date of expiration or termination.

18.2. No Consent or Waiver Implied. Nothing in this Article 18 shall be construed as implied consent by Landlord to any holding over by Tenant. Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease on expiration or other termination of this Lease. The provisions of this Article 18 shall not be considered to limit or constitute a waiver of any other rights or remedies of Landlord provided in this Lease or at law.

Article 19

ESTOPPEL CERTIFICATES

19.1. Tenant’s Obligation To Provide Estoppel Certificates. Within ten (10) business days after a written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, substantially in the form of Exhibit F (or other form required by any existing or prospective lender, mortgagee, or purchaser of all or part of the Building), indicating in the certificate any exceptions to the statements in the certificate that may exist at that time. The certificate shall also contain any other information reasonably requested by Landlord or any existing or prospective lender, mortgagee, or purchaser.

19.2. Additional Requested Documents or Instruments. Within ten (10) business days after a written request by Landlord, Tenant shall execute and deliver whatever other documents or instruments may be reasonably required for sale or financing purposes, including (if requested by Landlord) a current financial statement and financial statements for the two (2) years preceding the current financial statement year. Those statements shall be prepared in accordance with generally accepted accounting principles.

19.3. Failure To Deliver. Tenant’s failure to execute or deliver an estoppel certificate in the required time period shall constitute an acknowledgment by Tenant that the statements included in the estoppel certificate are true and correct, without exception. Tenant’s failure to execute and deliver an estoppel certificate or other document or instrument required under this Article 19 in a timely manner shall be a material breach of this Lease.

Article 20

SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT

20.1. Automatic Subordination. This Lease is subject and subordinate to: (a) The lien of any mortgages, deeds of trust or other encumbrances (Encumbrances) of the Building and Real Property; (b) All present and future ground or underlying leases (Underlying Leases) of the Building and Real Property now or hereafter in force against the Building and Real Property; (c) All renewals, extensions, modifications, consolidations, and replacements of the items described in subparagraphs (a)-(b); and (d) All advances male or hereafter to be male on the security of the Encumbrances. Despite any other provision of this Article 20, any Encumbrance holder or Landlord may elect that this Lease shall be senior to and have priority over that Encumbrance or Underlying Lease whether this Lease is dated before or after the date of the Encumbrance or Underlying Lease.

20.2. Subordination Agreement: Agency. This subordination is self-operative, and no further instrument of subordination shall be required to make it effective. To confirm this subordination, however, Tenant shall, within five (5) days after Landlord’s request, execute any further instruments or assurances in recordable form that Landlord reasonably considers necessary to evidence or confirrn the subordination or superiority of this Lease to any such Encumbrances or Underlying Leases. Tenant irrevocably Landlord as Tenant’s agent to execute and deliver in the name of Tenant any such instrument(s) if Tenant fails to do so. This authorization shall in no way relieve Tenant of the obligation to execute such instrument(s) of subordination or superiority. Tenant’s failure to execute and deliver such instrument(s) shall constitute a default under this Lease.

20.3. Attomment. Tenant covenants and agrees to attom to the transferee of Landlord’s interest in the Real Property by foreclosure, deed in lieu of foreclosure, exercise of any remedy provided in any Encumbrance or Underlying Lease, or operation of law (without any deductions or setoffs), if requested to do so by the transferee, and to recognize the transferee as the Landlord trader this Lease. The transferee shall not be liable for: (a) Any acts, omissions, or defaults of Landlord that occurred before the sale or conveyance; or (b) The return of any security deposit except for deposits actually paid to the transferee.

20.4. Notice of Default; Right To Cure. Tenant agrees to give written notice of any default by Landlord to the holder of any prior Encumbrance or Underlying Lease. Tenant agrees that, before it exercises any rights or remedies under the Lease, the lienholder or Landlord shall have the right, but not the obligation, to cure the default within the same time, if any, given to Landlord tocure the default, plus an additional thirty (30) days. Tenant agrees that this cure period shall be extended by the time necessary for the lienholder to begin foreclosure proceedings and to obtain possession of the Building or Real Property, as applicable.

Larkspur Lease — Sysorex

2016-09-27

19

20.5. Quiet Enjoyment/Nondisturbance. Notwithstanding anything to the contrary set forth herein, upon Tenant’s paying the Base Rent, Additional Rent and other sums provided hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession and enjoyment of the Premises for he entire Term hereof, and such possession and enjoyment shall not be disturbed in any event by Landlord or any patty claiming by, under or through Landlord or as a result of any subordination of this Lease as otherwise set forth herein

Article 21

DEFAULTS AND REMEDIES

21.1. Tenant’s Default. The occurrence of any of the following shall constitute a default by Tenant under this Lease: (a) Tenant’s failure to pay when due any Rent required to be paid under this Lease if the failure continues for three (3) days after written notice of the failure from Landlord to Tenant; (b) Tenant’s failure to provide any instrument or assurance as required by section 20.2 or estoppel certificate as required by section 19.1 if the failure continues for five (5) days after written notice of the failure from Landlord to Tenant; (c) Tenant’s failure to perform any other obligation under this Lease if the failure continues for thirty (30) days after written notice of the failure from Landlord to Tenant; (d) Tenant’s abandonment of the Premises, including Tenant’s absence from the Premises for thirty (30) consecutive days (excluding Saturdays, Sundays, and California legal holidays) while in default of any provision of this Lease; (e) To the extent permitted by law: (1) A general assignment by Tenant or any guarantor of the Lease for the benefit of creditors; (2) The filing by or against Tenant, or any guarantor, of any proceeding under an insolvency or bankruptcy law, unless (in the case of an involuntary proceeding) the proceeding is dismissed within sixty (60) days; (3) The appointment of a trustee or receiver to take possession of all or substantially all the assets of Tenant or any guarantor, unless possession is unconditionally restored to Tenant orthat guarantor within sixty (60) days and the trusteeship or receivership is dissolved; (4) Any execution or other judicially authorized seizure of all or substantially all the assets of Tenant located on the Premises, or of Tenant’s interest in this Lease, unless that seizure is discharged within sixty (60) days; (f) The committing of waste on the Premises.

21.2. Replacement of Statutory Notice Requirements. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by section 29.11 shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure section 1162 or any similar or successor statute.

21.3. Landlord’s Remedies on Tenant’s Default. On the occurrence of a default by Tenant, Landlord shall have the right to pursue any one or more of the following remedies in addition to any other remedies now or later available to Landlord at law or in equity. These remedies are not exclusive but cumulative.

21.3.1. Termination of Lease. Landlord may terminate this Lease and recover possession of the Premises. Once Landlord has terminated this Lease, Tenant shall immediately surrender the Premises to Landlord. On termination of this Lease, Landlord may recover from Tenant all of the following: (a) The worth at the time of the award of any unpaid Rent that had been earned at the time of the termination, to be computed by allowing interest at the rate set forth in Article 24 but in no case greater than the maximum amount of interest permitted by law; (b) The worth at the time of the award of the amount by which the unpaid Rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided, to be computed by allowing interest at the rate set forth in Article 24 but in no case greater than the maximum amount of interest permitted by law; (c) The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided, to be computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%); (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform obligations under this Lease, including brokerage commissions and advertising expenses, expenses of remodeling the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; and (e) Any other amounts, in addition to or in lieu of those listed above, that may be permitted by applicable law.

21.3.2. Continuation of Lease in Effect. Landlord shall have the remedy described in Civil Code section 1951.4, which provides that, when a tenant has the right to sublet or assign (subject only to reasonable limitations), the landlord may continue the lease in effect after the tenant’s breach and abandonment and recover Rent as it becomes due. Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may enforce all of Landlord’s rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

21.3.3. Tenant’s Subleases. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, Landlord may: (a) Terminate any sublease, license, concession or other consensual arrangement for possession entered into by Tenant and affecting the Premises; (b) Choose to succeed to Tenant’s interest in such an arrangement. If Landlord elects to succeed to Tenant’s interest in such an arrangement, Tenant shall, as of the date of notice by Landlord of that election, have no further right to, or interest in, the Rent or other consideration receivable under that arrangement

21.4. Form of Payment After Default. If Tenant fails to pay any amount due under this Lease within three (3) days after the due date or if Tenant draws a check on an account with insufficient funds, Landlord shall have the right to require that any subsequent amounts paid by Tenant to Landlord under this Lease (to cure a default or otherwise) be paid in the form of cash, money order, cashier’s or certified check drawn on an institution acceptable to Landlord, or other form approved by Landlord despite any prior practice of accepting payments in a different form.

Larkspur Lease — Sysorex

2016-09-27

20

21.5. Efforts To Relet. For purposes of this Article 21, Tenant’s right to possession shall not be considered to have been terminated by Landlord’s efforts to relet the Premises, by Landlord’s ads of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests under this Lease. This list is merely illustrative of acts that may he performed by Landlord without terminating Tenant’s right to possession.

21.6. Acceptance of Rent Without Waiving Rights. Under Article 24, Landlord may accept Tenant’s payments without waiving any rights under this Lease, including rights under a previously served notice of default. If Landlord accepts payments after serving a notice of default, Landlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Tenant any further notice or demand.

21.7. Tenant’s Remedies on Landlord’s Default. Tenant waives any right to terminate this Lease and to vacate the Premises on Landlord’s default under this Lease. Tenant’s sole remedy on Landlord’s default is an action for damages or injunctive or declaratory relief.

Article 22

LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS

22.1. Landlord’s Right To Perform Tenant’s Obligations. All obligations to be performed by Tenant under this Lease shall be performed by Tenant at Tenant’s expense and without any reduction of Rent. If Tenant’s failure to perform an obligation continues for ten (10) business days after notice to Tenant, Landlord may perform the obligation on Tenant’s behalf, without waiving Landlord’s rights for Tenant’s failure to perform any obligations under this Lease and without releasing Tenant from such obligations.

22.2. Reimbursement by Tenant. Within fifteen (15) days after receiving a statement from Landlord, Tenant shall pay to Landlord the amount of expense reasonably incurred by Landlord, under section 22.1, in performing Tenant’s obligation.

Article 23

LATE PAYMENTS

23.1. Late Charges. If any Rent payment is not received by Landlord or Landlord’s designee within five (5) days after that Rent is due, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount in arrears as liquidated damages, in lieu of actual damages (other than interest under section 23.2 and attorney fees and costs under section 26.1). Tenant shall pay this amount for each calendar month in which all or any part of any Rent payment remains delinquent for more than five (5) days after the due date. The parties agree that this late charge represents a reasonable estimate of the expenses that Landlord will incur because of any late payment of Rent (other than interest and attorney fees and costs). Landlord’s acceptance of any liquidated damages shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the rights and remedies available to Landlord under this Lease. Tenant shall pay the late charge as Additional Rent with the next installment of Rent.

23.2. Interest. If any Rent payment is not received by Landlord or Landlord’s designee within five (5) days after that Rent is due, Tenant shall pay to Landlord interest on the past-due amount, from the date due until paid, at the rate of ten percent (10%) per year. Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to Tenant by application of the amount of excess interest paid against any sums outstanding in any order that Landlord requires. If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to Tenant by Landlord. To ascertain whether any interest payable exceeds the limits imposed, any nonprincipal payment (including late charges) shall be considered to the extent permitted by law to be an expense or a fee, premium or penalty rather than interest.

Article 24
NONWAIVER

24.1. Non waiver. No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy for the violation o fthat provision, even if that violation continues or is repeated. Any waiver by Landlord of any provision of this Lease must be in writing. Such written waiver shall affect only the provision specified and only for the time and in the manner stated in the writing.

24.2. Acceptance and Application of Payment; Not Accord and Satisfaction. No receipt by Landlord of a lesser payment than the Rent required under this Lease shall be considered to be other than on account of the earliest amount due, and no endorsement or statement on any check or letter accompanying a payment or check shall be considered an accord and satisfaction. Landlord may accept checks or payments without prejudice to Landlord’s right to recover all amounts due and pursue all other remedies provided for in this Lease.

Landlord’s receipt of monies from Tenant after giving notice to Tenant terminating this Lease shall in no way reinstate, continue, or extend the Lease Term or affect the Termination Notice given by Landlord before the receipt of those monies. After serving notice terminating this Lease, filing an action, or obtaining final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of that Rent shall not waive or affect such prior notice, action, or judgment

Larkspur Lease — Sysorex

2016-09-27

21

Article 25

WAIVER OF RIGHT TO JURY TRIAL

25.1. Waiver of Right to Jury Trial. To the maximum extent permitted by law, Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either patty against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

Article 26

ATTORNEY FEES AND COSTS

26.1. Attorney Fees and Costs. If either party undertakes litigation against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to recover from the other party reasonable attorney fees and court costs incurred. The prevailing party shall be determined under Civil Code section 1717(b)(1) or any successor statute.

Article 27

LANDLORD’S ACCESS TO PREMISES

27.1. Landlord’s Access to Premises Landlord and its agents shall have the right at all reasonable times and upon reasonable written notice to Tenant to enter the Premises to: (a) Inspect the Premises; (b) Show the Premises to prospective purchasers, mortgagees, or tenants or to ground lessors or underlying lessors; (c) Serve, post, aid keep posted notices required by law or that Landlordconsiders necessary for the protection of Landlord or the Building; (d) Make repairs, replacements, alterations, or improvements to the Premises or Building that Landlord considers necessary or desirable; or (e) Perform services required of Landlord;

27.2. Tenant’s Waiver. Landlord may enter the Premises without the abatement of Rent and may take steps to accomplish the stated purposes. Tenant waives any claims for damages caused by Landlord’s entry, including damage claims for: (a) Injuries; (b) Inconvenience to or interference with Tenant’s business; (c) Lost profits; and (d) Loss of occupancy or quiet enjoyment of the Premises except for such claims and damages arising from Landlord’s gross negligence ani willful misconduct.

27.3. Method of Entry. For entry as permitted by this Article 27, Landlord shall at all times have a key or, if applicable, a card key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes, and special security areas. In an emergency situation, Landlord shall have the right to use any means that Landlord considers proper to open the doors in and to the Premises. Any such entry into the Premises by Landlord shall not be considered a forcible or unlawful entry into, or adetainer of, the Premises or an actual or constructive eviction of Tenant from any portion of the Premises.

Article 28
SIGNS

28.1. Building Name; Landlord’s Signage Rights. Subject to Tenant’s signage rights under this Article 28, Landlord may at any time change the name of the Building and install, affix, and maintain all signs on the exterior and interior of the Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not have or acquire any property right or interest in the name of the Building.

28.2. Tenant’s Signage Rights Within Building.

28.2.1. Single-Tenant Floor. If the Premises comprise an entire floor of the Building, Tenant may, at Tenant’s sole expense, install identification signs (including its logo) anywhere in the Premises, including the elevator lobby of the Premises, subject to the following requirements: (a) Tenant must obtain Landlord’s prior written approval for such signs, which Landlord may, in Landlord’s sole discretion, grant or deny; (b) All signs must be in keeping with the quality, design, and style of the Building; and (c) No sign may be visible from the exterior of the Building.

28.2.2. Multi-Tenant Floor. If other tenants occupy space on the floor on which the Premises are located, Tenant’s identifying signs shall be provided by Landlord at Tenant’s expense. The signs shall be comparable to those used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program.

28.2.3. Prohibited Signs and Other Items. Tenant may not display any signs on the exterior or roof of the Building or in the common areas of the Building or the Real Property. Tenant may not install or display any signs, window coverings, blinds (even if located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises without Landlords prior written approval, which Landlord may, in Landlord’s sole discretion, grant or withhold. Any signs, notices, logos, pictures, names, or advertisements that are installed by or for Tenant without Landlord’s approval may be removed withoutnotice by Landlord at Tenant’s expense.

Larkspur Lease — Sysorex

2016-09-27

22

Article 29

MISCELLANEOUS

29.1. Captions. The captions of articles and sections and the table of contents of this Lease are for convenience only and have no effect on the interpretation of the provisions of this Lease.

29.2. Word Usage. Unless the context clearly requires otherwise the plural and singular numbers shall each be considered to include the other; the masculine, feminine, and neuter genders shall each be considered to include the others; “shall,” “will,” “must,” “agrees,” and “covenants” are each mandatory; “may” is permissive; “or” is not exclusive; and “includes” and “including” are not limiting.

29.3. Counting Days. Days shall be counted by excluding the first day and including the last day. If the last day is a non-Business Day, it shall be excluded. Any act required by this Lease to be performed by a certain day shall be timely performed if completed before 5 p.m. local time on that date. If the day for performance of any obligation under this Lease is a non-Business Day, the time for performance of that obligation shall be extended to 5 p.m. local time on the first following Business Day. As used herein, a Business Day shall mean any day that is not a Saturday or Sunday, or a national or state or local holiday or any other day on which commercial banks in the San Francisco Bay Area are authorized or required by law to remain closed

29.4. Entire Agreement; Amendments. This Lease and all exhibits, addendas and agreements referred to in this Lease constitute the final, complete, and exclusive statement of the terms of the agreement between Landlord and Tenant pertaining to Tenant’s lease of space in the Building and supersedes all prior and contemporaneous understandings or agreements of the parties. Neither party has been induced to enter into this Lease by, and neither party is relying on, any representation or warranty outside those expressly set forth in this Lease. This Lease may be amended only by an agreement in writing signed by Landlord and Tenant

29.5. Exhibits. The Exhibits and Addendum, if applicable, attached to this Lease are a part of this Lease and incorporated into this Lease by reference.

29.6. Reasonableness and Good Faith. Except as limited elsewhere in this Lease, whenever this Lease requires Landlord or Tenant to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld or delayed.

29.7. Partial Invalidity. If a court or arbitrator of competent jurisdiction holds any Lease clause to be invalid or unenforceable in whole or in part for any reason, the validity and enforceability of the remaining clauses, or portions of them, shall not be affected.

29.8. Binding Effect. Subject to Article 16 and sections 29.16-29.17, this Lease shall bind and benefit the parties to this Lease and their legal representatives and successors in interest.

29.9. Independent Covenants. This Lease shall be construed as though the covenants between Landlord and Tenant are independent and not dependent. Tenant expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations under this Lease, Tenant shall not be entitled to make any repairs or perform any acts at Landlord’s expense, or to any setoff of the Rent or other amounts owing under this Lease against Landlord. The foregoing, however, shall in no way impair Tenant’s right to bring a separate action against Landlord for any violation by Landlord of the provisions of this Lease if notice is first given to Landlord and any lender of whose address Tenant has been notified, and an opportunity is granted to Landlord and that lender to correct those violations as provided in section 20.4 and subsection 21.7.1.

29.10. Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

29.11. Notices. All notices (including requests, demands, approvals, or other communications) under this Lease shall be in writing. Notice shall be sufficiently given for all purposes as follows: (a) When personally delivered to the recipient, notice is effective on delivery; (b) When mailed first class to the last address of the recipient known to the party giving notice, notice is effective on delivery; (c) When mailed by certified mail with return receipt requested, notice is effective on receipt if delivery is confirmed by a return receipt; (d) When delivered by overnight delivery, such as Federal Express or other recognized overnight delivery service, with charges prepaid or charged to the sender’s account, notice is effective on delivery if delivery is confirmed by the delivery service; and (e) When sent by telex or fax to the last telex or fax number of the recipient known to the party giving notice, notice is effective on receipt as long as (I) a duplicate copy of the notice is promptly given by first-class or certified mail or by overnight delivery or (2) the receiving party delivers a written confirmation of receipt. Any notice given by telex or fax shall be considered to have been received on the next business day if it is received alter 5 p.m. (recipient’s time) or on a nonbusiness day.

29.11.2. Refused, Unclaimed, or Undeliverable Notices. Any correctly addressed notice that is refused, unclaimed, or undeliverable because of as act or omission of the party to be notified shall be considered to be effective as of the first date that the notice was refused, unclaimed, or considered undeliverable by the postal authorities, messenger, or overnight delivery service.

29.11.3. Addresses. Addresses for purposes of giving notice are set forth in section 10 of the Summary. Either party may change its address or telex or fax number by giving the other party notice of the change in any manner permitted by this section 29.11.

29.11.4. Lenders and Ground Lessor. If Tenant is notified of the identity and address of Landlord’s lender or ground or underlying lessor, Tenant shall give to that lender or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease.

Larkspur Lease — Sysorex

2016-09-27

23

29.12. Force Majeure. If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes; lockouts; labor disputes; acts of God; inability to obtain services, labor, or materials or reasonable substitutes for those items; government actions; civil commotions; fire or other casualty; or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant’s obligation to pay Rent, however, is not excused by this section 29.12.

29.13. Time of the Essence. Time is of the essence of this Lease and each of its provisions.

29.14. Modifications Required by Landlord’s Lender. If any lender of Landlord or ground lessor of the Real Property requires a modification of this Lease that will not increase Tenant’s cost or expense or materially or adversely change Tenant’s rights and obligations, this Lease shall be so modified and Tenant shall execute whatever documents are required and deliver them to Landlord within ten (10) days after the request

29.15. Recording; Memorandum of Lease. Except as provided in this section 29.15, neither this Lease nor any memorandum, affidavit, or other writing relating to this Lease may be recorded by Tenant or anyone acting through, under, or on behalf of Tenant. Recordation in violation of this provision constitutes an act of default by Tenant. On request by Landlord or any lender or ground lessor, Tenant shall execute a short form of Lease for recordation, containing (among other customary provisions) the names of the parties and a description of the Premises and the Lease Term. Tenant shall execute, acknowledge before a notary public, and deliver that form to Landlord within ten (10) days after the request.

29.16. Liability of Landlord. Except as otherwise provided in this Lease or applicable law, for any breach of this Lease the liability of Landlord (including all persons and entities that comprise Landlord, and any successor landlord) and any recourse by Tenant against Landlord shall be limited to the interest of Landlord and Landlord’s successors in interest in and to the Building and Real Property. On behalf of itself and all persons claiming by, through, or under Tenant, Tenant expressly waives and releases Landlord from any personal liability for breach of this Lease.

29.17. Transfer of Landlord’s Interest. Landlord has the right to transfer all or part of its interest in the Building and Real Property and in this Lease. On such a transfer, Landlord shall automatically be released from all liability accruing under this Lease, and Tenant shall look solely to that transferee for the performance of Landlord’s obligations under this Lease after the date of transfer, subject to section 5.2. Landlord may assign its interest in this Lease to a mortgage lender as additional security. This assignment shall not release Landlord from its obligations under this Lease, and Tenant shall continue to look to Landlord for the performance of its obligations under this Lease.

29.18. Joint and Several Obligations of Tenant. If more than one individual or entity comprises Tenant, the obligations imposed on each individual or entity that comprises Tenant under this Lease shall be joint and several.

29.19. Submission of Lease. Submission of this document for examination or signature by the parties does not constitute an option or offer to lease the Premises on the terms in this document or a reservation of the Premises in favor of Tenant. This document is not effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

29.20. Legal Authority. If Tenant is a corporation, limited liability company, partnership or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that the individual is authorized to execute and deliver this Lease on behalf of such entity and that this Lease is binding on the entity in accordance with its terms. If requested by Landlord, Tenant agrees to deliver to Landlord satisfactory evidence of such authority.

29.21. Right To Lease. Landlord reserves the absolute right to contract with any other person or entity to be a tenant in the Building as Landlord, in Landlord’s sole business judgment, determines best to promote the interests of the Building. Tenant does not rely on the expectation, and Landlord does not represent, that any specific tenant or type or number of tenants will, during the Lease Term, occupy any space in the Building.

29.22. No Air Rights. No rights to any view from the Premises or to exterior light or air to the Premises are created under this Lease.

29.23. Brokers. Landlord and Tenant each represents to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for the real estate brokers or agents specified in Summary section 14 (Brokers) and that they know of no other real estate broker or agent who is entitled to a commission or finder’s fee in connection with this Lease. Each party shall indemnify, protect, defend, and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including reasonable attorney fees) for any leasing commission, finder’s fee, or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than the Brokers. The terms of this section 29.23 shall survive the expiration or earlier termination of the Lease Term.

29.24. Transportation Management Tenant shall fully comply with all current or future compulsory programs imposed by any public authority, intended to manage parking, transportation, or traffic in and around the Building. In connection with this compliance, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any government transportation management organization, or other transportation-related committees or entities. This provision includes programs such as the following: (a) Restrictions on the number of peak-hour vehicle trips generated by Tenant; (b) Encouragement of increased vehicle occupancy through employer-sponsored financial or in-kind incentives; (c) Implementation of an in-house or area-wide ridesharing program and appointment of an employee transportation coordinator; and (d) Flexible work shifts for employees.

29.25 Disability Access.

Larkspur Lease — Sysorex

2016-09-27

24

(a) Pursuant to California Civil Code Section 1938, Landlord has advised Tenant that neither the Premises nor the Building have been inspected by a Certified Access Specialist.

(b) Except as otherwise provided in (c), below, Landlord shall be responsible for making and paying for all required disability access improvements on the exterior and in the common areas of the Building.

(c) Tenant shall be responsible for making and paying for all required disability access improvements within the Premises and for all required disability access improvements on the exterior and in the common areas of the Building that are triggered by Tenant’s Alterations.

Article 30

ATTACHMENTS

30.1. Attachments. Attached hereto and incorporated by reference are the following exhibits and attachments:

(a) Exhibit A - Floor Plan of Premises;

(b) Exhibit B - Site Plan of Building;

(c) Exhibit C - Leasehold Improvement Agreement;

(d) Exhibit D - Rules and Regulations; and

(e) Exhibit E - Addendum to Lease containing Addendum Paragraphs 1, 2 and 3.

Executed as of the date stated in Summary section 1.

LANDLORD:

SAVOY CORPORATION, a California corporation

By:	/s/ Judson La Haye
Judson La Haye
Its:	COO

TENANT:

SYSOREX USA, a Virginia corporation

By:	/s/ Kevin Harris
Kevin Harris
Its:	CFO

Larkspur Lease — Sysorex

2016-09-27

25

EXHIBIT B

GROUND FL

South Wing
Garage
West Wing

PREMISES

2ND FLOOR

South Wing
Parking
West Wing

3RD FLOOR

South Wing
West Wing

EXHIBIT C

LEASEHOLD IMPROVEMENT AGREEMENT; PAYMENT OF SERVER ROOM ELECTRICAL CHARGES

Landlord shall provide the following improvements (“Landlord’s Work”), at Landlord’s sole cost and expense, prior to commencement of the lease Term:

(a)	Replace the existing carpet in a color selected by Tenant from Landlord’s building standard carpet materials and colors.

(b)	Repaint the Premises in a color selected by Tenant from Landlord’s building standard paint colors.

(c)	Replace the front entry tile with readily-available tile of a similar quality and cost as the existing tile.

(d)	Professionally clean all window blinds and replace any damaged window blinds.

(e)	Repair all existing millwork and cabinetry in the Premises so that it is in good working order.

(f)	Remove the fabric wall coverings in the existing vault space and skim coat and paint those walls.

(g)	Replace all acoustical ceiling with Rockfon Artic 660 (2‘x2‘x5/8” tile) except in the existing vault space area.

(h)	Repair, modify and/or replace, as necessary, all existing Base Building Systems, including, without limitation, all existing HVAC, plumbing, and electrical (including all electrical outlets), and all floors, doors, windows and ceilings, and all other aspects of the Premises, such that the same is and are in good working order, condition and repair.

(i)	Deliver the Premises in broom clean condition.

Landlord will attempt (but makes no representation that it can) complete Landlord’s Work by the scheduled Commencement Date of December 1, 2016. Except as otherwise provided in Section 2.3 of the Lease, Landlord shall not be liable (and this Lease shall not be subject to cancellation) due to any delays due to circumstances beyond Landlord’s control. Tenant shall install its telephone and data cabling in the ceiling no later than October 21, 2016, in order to enable Landlord to move ahead with Landlord’s Work in a timely manner. Any delay in Landlord’s completion of Landlord’s Work caused by Tenant shall cause the free-rent period to be shortened by the amount of the delay.

Except for Landlord’s Work, Tenant agrees that Landlord will have no duty to prepare the Premises for Tenant’s occupancy and Tenant agrees to accept the Premises in its existing condition. In the event that Tenant installs a server room and HVAC system in the Premises, Tenant shall have the electricity for the HVAC system separately metered and throughout the term of the Lease shall pay Landlord for the electricity supplied to the HVAC unit and the server room and shall maintain throughout the lease term a maintenance contract covering the HVAC unit reasonably approved by Landlord.

Larkspur Lease — Sysorex

2016-09-27

EXHIBIT D

RULES AND REGULATIONS

1.       No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises; provided, however, that Landlord may furnish and install a Building standard window covering at all exterior windows. Tenant shall not without prior written consent of Landlord cause or otherwise sunscreen any window.

2.       The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any Tenant’s employees, agents or invitees or used by them for any purpose other than for ingress and egress from the respective Premises.

3.       Tenant shall not alter any lock or install any new or additional locks or any bolts on any doors or windows of the Premises.

4.       The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees shall have caused it.

5.       Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

6.       No furniture, freight or equipment of any kind shall be brought into the Building without the prior notice to Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of the Tenant.

7.       Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors, electromagnetic radiation, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.

8.      No cooking appliances shall be used or permitted by Tenant on the Premises, excepting only coffee makers and microwave ovens, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purpose.

9.      Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

10.     Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

11.    On Sundays and legal holidays, Saturdays before 8:00 a.m. and after 1:00 p.m., and on other days between the hours of 7:00 p.m. and 7:00 am. the following day, access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing of the doors or otherwise, for the safety of the tenants and protection of property in the Building and the Building.

12.     Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

13.    No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of the Landlord.

14.     Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building of which the Premises are a part.

15.       Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.

Larkspur Lease — Sysorex

2016-09-27

16.    Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

17.     Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

18.    All entrance doors in the Premises shall be left locked when the Premises are not in use, and all doors opening to public conidors shall be kept closed except for normal ingress and egress from the Premises.

Larkspur Lease — Sysorex

2016-09-27

EXHIBIT E

ADDENDUM TO LEASE

The following shall constitute an Addendum to the Lease (the “Lease”) being executed concurrently herewith between Savoy Corporation, as Landlord, and Sysorex USA, as Tenant. The Lease covers approximately 6,211 rentable square feet of space known as Suite 120 located on the ground floor of the Building located at 101 Larkspur Landing Circle in Larkspur, California. All defined terms in the Lease are hereby incorporated by reference. This Addendum shall supersede and modify any inconsistent provisions of the Lease.

Addendum Paragraph 1. Signage. Landlord, at Landlord’s expense, shall list Tenant’s business name and suite number in the Building directory on the ground floor. Tenant, at its expense, shall provide signage on the entry door to the Premises. Subject to the City of Larkspur and Landlord as to size, location and design, Tenant may provide signage on the exterior of the Building at Tenant’s expense. Upon lease termination Tenant shall remove its signage and restore the Building and all exterior monuments to their condition prior to commencement of the Term.

Addendum Paragraph 2. Option to Extend. Tenant is given the option to extend the Lease term for a period of five (5) years (the “Extended Term”) following expiration of the initial term by giving written notice of exercise of the option at least six (6) months and not more than nine (9) months before expiration of the initial term. Tenant’s right to exercise the option to extend is conditioned upon the Lease being in full force and effect at the time the option is exercised and at the time the Extended Term commences.

(a) The terms of the Lease during the Extended Term shall be the same as the terms during the initial term except that Landlord shall not be required to make any new leasehold improvements and except that Base Rent shall be adjusted at the start of the Extended Term in accordance with paragraph (b), below.

(b) Base Rent during the first year of the Extended Term shall be the fair market rental rate of the Premises as of the commencement of the Extended Term. Within thirty (30) days after receipt of Tenant’s option notice, Landlord shall provide written notice of Landlord’s determination of the fair market rental rate. Tenant shall have thirty (30) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the fair market rental rate within which to accept such fair market rental rate or to object thereto in writing, which writing shall include Tenant’s determination of the fair market rental rate. Failure by Tenant to so object to the fair market rental rate submitted by Landlord in writing within Tenant’s Review Period shall conclusively be deemed Tenant’s approval and acceptance thereof. In the event Tenant reasonably objects to the fair market rental rate submitted by Landlord within Tenant’s Review Period, Landlord and Tenant shall attempt in good faith to agree upon such fair market rental rate. If Landlord and Tenant fail to reach agreement on such fair market rental rate within thirty (30) days following Tenant’s Review Period (the “Outside Agreement Date”), then each party’s determination shall be submitted to appraisal as follows:

(i) Landlord and Tenant shall each appoint a real estate appraiser with a membership in the American Institute of Estate Appraisers or the Society of Real Estate Appraisers and at least five (5) years full-time commercial appraisal experience in the San Francisco Bay Area. Each such appraiser shall be appointed within fifteen (15) days after the Outside Agreement Date. The two (2) appraisers so appointed shall within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third independent appraiser who shall be qualified under the same criteria set forth above for qualification of the initial two (2) appraisers.

Larkspur Lease — Sysorex

2016-09-27

(ii) The three (3) appraisers shall within thirty (30) days after the appointment of the third appraiser reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted fair market rental rate, and shall notify Landlord and Tenant thereof.

(iii) The decision of a majority of the three (3) appraisers shall be binding upon Landlord and Tenant. If either Landlord or Tenant fails to appoint an appraiser within the time period specified in subparagraph (i), above, the appraiser appointed by one of them shall reach a decision based upon the same procedures as set forth above (i.e., by selecting either Landlord’s or Tenant’s submitted fair market rental rate), and shall notify Landlord and Tenant thereof, and such appraiser’s decision shall be binding upon Landlord and Tenant.

(iv) If the two (2) appraisers fail to agree and appoint a third independent appraiser, both appraisers shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association based upon the same procedures as set forth above (i.e., by selecting either Landlord’s or Tenant’s submitted fair market rental rate). The decision of arbitrators selected hereunder shall be binding on the parties.

(v) The cost of each appraiser appointed by the parties shall be paid by the party appointing the appraiser. If necessary, the cost of the third appraiser or cost of the arbitration shall be paid by Landlord and Tenant equally.

(c) On the commencement of the second year of the Extended Term and annually thereafter the Base Rent shall be increased by three percent (3%) of the previous year’s Base Rent.

(d) Tenant shall have no further option to extend the term of this Lease.

Addendum Paragraph 3. Tenant may, with Landlord’s written consent which consent shall not be unreasonably withheld, enter the Premises prior to the Commencement Date solely for the purpose of installing its wiring and similar improvements (“Tenant’s Work”) as long as such entry will not interfere with the orderly construction and completion of the Landlord’s Work by Landlord’s contractor. Tenant shall notify Landlord of its desired time(s) of entry and shall submit for Landlord’s written approval the scope of the Tenant’s Work to be performed and the name(s) of the contractor(s) who will perform such work. Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all claims, actions, losses, liabilities, damages, costs or expenses (including, without limitation, reasonable attorneys’ fees and claims for worker’s compensation) of any nature whatsoever, arising out of or in connection with the Tenant’s Work (including, without limitation, claims for breach of warranty, bodily injury or property damage). Additionally, Landlord shall provide Tenant with the sum of $12,500 (“Tenant Improvement Allowance”) for Tenant’s Work (as opposed to Landlord’s Work which shall, as set forth above, be the sole responsibility and cost of Landlord) to be paid on the later of the Commencement Date or the date Tenant opens for business, provided Tenant shall provide to Landlord invoices or paid receipts evidencing said improvements having been made to the Premises. The Tenant Improvement Allowance shall be used solely for the following Tenant Improvements:

Tenant telephone and data cabling (at a cost not to exceed $7,000), and the balance of the Tenant Improvement Allowance for Tenant improvements to the Premises.

In the event any portion of the Tenant Improvement Allowance remains undisbursed within ninety (90) days after the Commencement Date due to Tenant’s failure to submit invoices or paid receipts to Landlord for the foregoing Tenant Improvements, that portion of the Tenant Improvement Allowance shall be deemed forfeited by Tenant and shall remain the property of Landlord.

Larkspur Lease — Sysorex

2016-09-27